As filed with the Securities and Exchange Commission on February 12, 2001.
                                                      REGISTRATION NO. 333-49902
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            ------------------------

                              WEALTHHOUND.COM, INC.
                 (Name of Small Business Issuer in its Charter)

            DELAWARE                               7375                    65-0597300
 (State or other jurisdiction of       (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)        Classification Code Number)     Identification No.)

                             225 BROADWAY, SUITE 910
                            NEW YORK, NEW YORK 10007
                                 (212) 267-7770
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                MICHAEL D. FARKAS
                CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                              WEALTHHOUND.COM, INC.
                             225 BROADWAY, SUITE 910
                            NEW YORK, NEW YORK 10007
                                 (212) 267-7770

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                              JAMES ALTERBAUM, ESQ.
                                PARKER CHAPIN LLP
                              THE CHRYSLER BUILDING
                               405 LEXINGTON AVE.
                            NEW YORK, NEW YORK 10174
                          TELEPHONE NO.: (212) 704-6000
                          FACSIMILE NO.: (212) 704-6288

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=============================================== ========================= ============================== ==========================
            TITLE OF EACH CLASS OF              AMOUNT TO BE REGISTERED         PROPOSED MAXIMUM                 AMOUNT OF
         SECURITIES TO BE REGISTERED                      (1)               AGGREGATE OFFERING PRICE         REGISTRATION FEE
----------------------------------------------- ------------------------- ------------------------------ --------------------------
Common Stock, par value $.001 per share (2)            14,750,000                 $7,900,000(3)                 $1,975 (6)
----------------------------------------------- ------------------------- ------------------------------ --------------------------
Common Stock, par value $.001 per share (4)            59,322,034                 $8,342,161(5)                  $2,085 (6)
----------------------------------------------- ------------------------- ------------------------------ --------------------------

(1) Because the number of shares of common stock issuable upon conversion of notes depends on the market price of our common stock, the actual number of shares to be sold under this registration statement cannot be determined at this time. The number of shares registered is not intended to be a prediction as to the future market price of WealthHound.com, Inc.'s common stock upon conversion of the notes. We have 93,518,699 shares of our common stock reserved for further issuances which can substantially dilute the value of your WealthHound.com, Inc. common stock.

(2) Represents shares of common stock issuable upon exercise of warrants issued to certain of the selling stockholders in a private placement.

(3) Warrants to purchase 7,250,000 shares are exercisable at $0.50 per share; warrants to purchase 2,500,000 shares are exercisable at $0.29 per share; warrants to purchase 2,000,000 shares are exercisable at $0.65 per share; and warrants to purchase 3,000,000 shares are exercisable at $0.75 per share.

(4) Represents shares of common stock issuable upon conversion of notes issued and issuable to certain of the selling stockholders in a private placement.

(5) Assumes notes are converted into common stock on February 6, 2001. Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee. The fee for the common stock was based on the average of the high ($.140625) and low ($.140625) price of the common stock quoted in the National Quotation Bureau "Pink Sheets" on February 8, 2000.

(6)  Previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED FEBRUARY 12, 2001

                              WEALTHHOUND.COM, INC.

                        74,072,034 SHARES OF COMMON STOCK

                    ----------------------------------------

     o Our selling stockholders listed on page 45 are offering to sell 74,072,034 shares of our common stock issuable:

                  - upon exercise of warrants and

                  - upon conversion of notes.

              ---------------------------------------------------

                National Quotation Bureau "Pink
                Sheets": common stock "WLTH"
              ---------------------------------------------------


     o On February 5, 2001 the closing sale price of our common stock on the National Quotation Bureau "Pink Sheets" was $0.14.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    ----------------------------------------


               The date of this prospectus is February ____, 2001

                                TABLE OF CONTENTS

                                                                          PAGE

ABOUT WEALTHHOUND.COM, INC...................................................1

WHERE YOU CAN FIND US........................................................2

SUMMARY FINANCIAL DATA.......................................................4

RISK FACTORS.................................................................5

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS....................14

USE OF PROCEEDS.............................................................15

MARKET PRICE OF OUR COMMON STOCK............................................15

DIVIDENDS...................................................................17

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...................17

DILUTION....................................................................25

BUSINESS - OUR COMPANY......................................................27

OUR PRODUCTS AND SERVICES...................................................28

REVENUES, MARKETING AND ADVERTISING.........................................33

OUR BUSINESS EXPANSION STRATEGY.............................................34

COMPETITION.................................................................35

GOVERNMENT AND STATE REGULATION.............................................36

EMPLOYEES...................................................................39

DESCRIPTION OF PROPERTY.....................................................39

LEGAL PROCEEDINGS...........................................................39

MANAGEMENT..................................................................40

STOCK OPTIONS...............................................................42

EMPLOYMENT AGREEMENT........................................................43

PRINCIPAL STOCKHOLDERS......................................................44

SELLING STOCKHOLDERS........................................................46

PLAN OF DISTRIBUTION........................................................47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................49

DESCRIPTION OF SECURITIES...................................................51

DELAWARE BUSINESS COMBINATION PROVISIONS....................................51

INDEMNIFICATION OF DIRECTORS AND OFFICERS...................................52

Throughout this prospectus, the words "Wealthhound.com","we", "our" or "us" refer to WealthHound.com, Inc. the parent company and subsidiaries as a whole and when we refer to a specific subsidiary we will identify that subsidiary by name. These terms do not refer to the stockholders whose shares are being offered for resale in this prospectus, which will be referred to as the selling stockholders.

                           ABOUT WEALTHHOUND.COM, INC.

         WealthHound.com is a development stage company that intends to provide discount brokerage services to investors, primarily in the United States, who trade through the Internet and by telephone. WealthHound.com operates its web site through WealthHound, Inc., one of WealthHound.com's wholly-owned subsidiaries. Wealthhound.com's growth strategy is to acquire online brokerage companies and their customer accounts.

         On the web site, WealthHound, Inc. provides individual investors access to personalized investment tools, historical and intraday stock charting; financial market and company news; delayed stock quotes; access to mutual fund and IPO information; and third party investment research through a third party content provider. These services are provided 24 hours a day, seven days a week through the Internet. Also at the web site, users can obtain insurance quotes and policies through Quotesmith.com, Inc.; mortgages through MortageIT.com, Inc.; and shopping at over 130 e-tailers. A subsidiary of Wealthhound.com is currently in the process of acquiring another company which is licensed as a "broker-dealer" under securities laws. If and when this acquisition is completed, and certain other conditions have been fulfilled, Wealthhound, Inc. intends to offer stock trading on the WealthHound, Inc. website. WealthHound.com also owns and operates a small web site development company through a wholly-owned subsidiary of WealthHound, Inc. called envitro.com, Inc., and a web site and e-mail hosting service company through a wholly-owned subsidiary called OSRS Communications, Inc.

         Neither WealthHound.com nor any of its subsidiaries are currently registered broker-dealers with the Securities and Exchange Commission nor are they members of the National Association of Securities Dealers. Therefore, WealthHound.com cannot provide broker-dealer services at this time. Consequently, we have generated no revenues from our anticipated brokerage services. WealthHound.com and its wholly-owned subsidiary, WealthHound Securities, Inc., entered into a merger agreement on August 29, 2000 with WAP, Inc., a registered broker-dealer and a member of the NASD and the Securities Investor Protection Corporation.

         If we receive NASD approval of the merger, which we anticipate will take place in March 2001, we can be begin to implement our plan on becoming an online provider of brokerage services to individual investors. The status of the merger is more fully discussed in the section entitled "Management Discussion and Analysis or Plan of Operation" below.

SUMMARY OF HOW WE WERE ORGANIZED

         WealthHound.com was incorporated on July 26, 1995, in Florida, under the name TradeLink, Inc. with the initial purpose of becoming an international marketing company that delivered automated voice response system to customers in Latin America of United States corporations. We subsequently changed our name to Bridgeport Communications, Inc. to reflect a change in our business to a telecommunications company which engaged in the wholesaling of long distance and dial tone services and retailing wireless equipment. Bridgeport also provided automated voice response system services in the United States to the expo trade show industry. These businesses were not successful and were discontinued. On July 9, 1999, Bridgeport Communications acquired WealthHound, Inc., which was incorporated in Florida on April 27, 1999 with the initial purpose of becoming an online search engine for financial related information. See, "Business--WealthHound.com" below for a description of the agreement whereby Bridgeport acquired Wealthhound, Inc.

         After the transaction with Bridgeport, Bridgeport changed its name to WealthHound.com. The name change was effected to better reflect our new direction and emphasis of being a provider of financial information over the internet. On October 20, 2000, we changed our state of incorporation to Delaware, by merging into a wholly owned Delaware subsidiary.

WHERE YOU CAN FIND US

         WealthHound.com and its subsidiaries are located at 225 Broadway, Suite 910, New York, New York 10007. Our telephone number is (212) 267-7770, our facsimile number is (212) 267-7771. WealthHound, Inc.'s homepage on the world-wide web is at http://www.wealthhound.com.

                                  THE OFFERING

Common stock offered by WealthHound.com, Inc..................   No shares

Common stock offered by selling stockholders pursuant
to previously purchased notes and upon exercise of
warrants issued in connection with various financing
arrangements with these investors............................    40,173,729 shares

Common stock offered by selling stockholders pursuant
to notes purchasable pursuant to subscription
agreements...................................................    33,898,305 shares

Common stock to be outstanding after this offering,
giving effect to the issuance of common stock pursuant
to the securities referred to above..........................   150,275,867 shares (1)

Use of proceeds..............................................   We will not receive any part of the proceeds from
                                                                the sales of the shares of our common stock.  We
                                                                will receive, however, the net sale price of any
                                                                convertible notes that are issued to the
                                                                subscribers under the subscription agreements if,
                                                                and to the extent, we require the subscribers to
                                                                purchase such securities, and the net sale price
                                                                upon exercise of  warrants issued to the
                                                                subscribers.  All such proceeds will be used by us
                                                                for general corporate purposes.

"Pink Sheets" Trading Symbol.................................    WLTH

------------------------------------

(1) This information is based on 76,203,833 shares outstanding at February 6, 2001.

         On July 3, 2000, we sold $1,250,000 of 8% convertible notes to a group of investors. In this transaction we also issued warrants to purchase 3,750,000 shares of common stock to these investors and warrants to purchase 2,500,000 shares of common stock to certain finders in connection with this transaction. We also have the right to require these investors to purchase additional notes, aggregating $2,250,000, under certain conditions described in the section of this prospectus entitled "The July 2000 and November 2000 Private Placement Transaction."

         Further we also obtained a commitment from these investors to purchase up to $12,200,000 worth of our common stock, at our request, again subject to certain conditions described in the section of this prospectus entitled "The July 2000 and November 2000 Private Placement Transaction." Warrants to purchase 6,000,000 shares of common stock were issued to finders in connection with this commitment.

         On November 2, 2000, we issued $250,000 of notes in a partial drawdown of the original $2,250,000 amount originally agreed to in the subscription agreements. In connection with this drawdown, warrants to purchase an additional 2,500,000 shares of common stock were issued to a finder in connection with this transaction.

         All of the notes and warrants are convertible or exercisable for shares of common stock. This registration statement is being filed to register the shares of common stock which are issuable upon conversion of these notes or upon exercise of these warrants. The total number of shares of common stock currently issuable pursuant to the notes and warrants already issued, is 40,173,729 shares. The total number of shares of common stock issuable pursuant to the up to $2,000,000 of notes which we may require the investors to purchase is 33,898,305 shares. The number of shares of common stock issuable upon conversion of the notes assumes that the notes are converted as of February 6, 2001, and that number is subject to adjustment based on the price of our stock when the notes are converted.

         The conditions for permitting Wealthhound to require the investors to purchase the remaining $2,000,000 of notes include minimum pricing and trading volume levels of our common stock. These conditions are described in the section of this prospectus entitled "The July 2000 and November 2000 Private Placement Transaction." The conditions for permitting Wealthhound to require the investors to purchase up to $12,200,000 of common stock also include various minimum price and trading volume requirements and is also subject to the condition that we register the shares of common stock which we would issue to the investors. We are not registering those shares in this registration statement and therefore, aside from the other conditions which are applicable to the investors purchasing these shares, we could not require the investors to purchase these shares until they were registered in a registration statement declared effective by the Securities and Exchange Commission.

                             SUMMARY FINANCIAL DATA

         The following summary financial data should be read along with "Management's Discussion and Analysis or Plan of Operation" and the financial statements and notes thereto, included elsewhere in this prospectus. The statement of operations data for the period from April 27, 1999, its inception, to September 30, 2000, and for the 9 months ended September 30, 2000 are derived from WealthHound.com's unaudited financial statements included elsewhere in this prospectus. The balance sheet data at December 31, 1999 are derived from WealthHound.com's audited financial statements included elsewhere in this prospectus. The balance sheet data at September 30, 2000 are derived from WealthHound.com's unaudited financial statements, included elsewhere in this prospectus. The operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results to be expected for the full year or for any future period.

                                                        Period from                                           Period from
                                                       April 27, 1999                                        April 27, 1999
                                                   (Date of Inception) to       Nine Months Ended         (Date of Inception)
                                                     September 30, 2000         September 30, 2000                 to
                                                        (unaudited)                (unaudited)             December 31, 1999
                                                  -------------------------     -------------------     -------------------------
Statement of Operations Data:
Revenue..................................         $            75,146           $            75,146      $               --
Total Operating Expenses.................                   5,899,215                     4,899,766                 999,449
   Sales and Marketing...................                     220,563                       190,723                  29,840
   Research and Development..............                     393,047                       206,112                 186,935
   General and administrative............                   3,448,744                     2,667,307                 781,437
   Depreciation..........................                      26,923                        25,686                   1,237
   Stock based compensation
       expense*..........................                   1,809,938                     1,809,938                      --
Loss from operations.....................                  (5,824,069)                   (4,824,620)               (999,449)
                                                  -------------------------     -------------------     -------------------------
Other income.............................                      17,071                        17,071                      --
                                                  -------------------------     -------------------     -------------------------
Interest expense.........................                    (864,082)                     (859,691)                 (4,391)
                                                  -------------------------     -------------------     -------------------------
Net loss.................................         $        (6,671,080)          $       (5,667,240)     $        (1,003,840)
                                                  -------------------------     -------------------     -------------------------
Net loss per common share - basic and diluted                 $(0.10)                       $(0.08)                 $(0.02)
                                                  -------------------------     -------------------     -------------------------
Weighted average common                                    65,415,521                    75,455,835              54,367,138
   shares outstanding - basic
   and diluted...........................
*Amortization of stock based compensation
[Sales and Marketing.....................                       1,309                         1,309                      --
Research and Development.................                     248,613                       248,613                      --
General and Administrative...............                   1,560,016                     1,560,016                      --

                                                                September 30, 2000
                                                                   (unaudited)                December 31, 1999
                                                             ------------------------       -------------------
Balance Sheet Data:
Cash and cash equivalents..............................              $30,947                       $154,394
Total current assets...................................              244,285                       184,492
Total assets...........................................             3,971,972                      196,469
Total liabilities......................................             1,997,603                      882,616
Stockholders' equity (deficit).........................             1,974,369                     (686,147)

                                  RISK FACTORS

         An investment in WealthHound.com common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

WITHOUT ADDITIONAL FUNDS WE MAY NOT BE ABLE TO MAINTAIN BUSINESS OPERATIONS

         We will need to raise substantial additional funds through public or private debt or sale of equity to maintain business operations or achieve our current business strategy of becoming an online discount brokerage company. This financing may not be available when needed. Even if the financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

         If we are unable to obtain financing on reasonable terms, we will be unable to:

         o        implement our business and growth strategies;
         o        respond to changing business or economic conditions,
         o        withstand adverse operating results:
         o consummate desired acquisitions or compete effectively with larger more established online broker-dealers; and
         o        maintain business operations

As a result, we could be forced to delay, scale back or eliminate certain product and service development programs, including the launching of our brokerage services. In addition, our inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk or result in a complete loss of your investment.

WE HAVE ENTERED INTO FINANCING AGREEMENTS THAT CONTAIN CERTAIN RESTRICTIONS ON FUTURE FINANCING, WHICH COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR ABILITY TO RAISE THE NEEDED ADDITIONAL FUNDS

         For 180 days after the effectiveness of this registration statement, we are restricted from obtaining financing through the issuance of equity, convertible debt or other securities at a per share purchase price less than the market price of our common stock. See, "The July 2000 and November 2000 Private Placement Transaction -- Subscription Agreements" in the management discussion and analysis of "Plan of Operation." This and other restrictions on future financing make it extremely difficult for WealthHound.com to obtain needed additional financing on favorable or even reasonable terms.

WE HAVE A LIMITED OPERATING HISTORY WHICH MAKES PREDICTING OUR FUTURE OPERATING RESULTS EXTREMELY DIFFICULT

         We launched our web site in February 2000 and are currently not a registered broker-dealer or member of the NASD. As a result, we have no operating history upon which to evaluate us and our prospects. Our limited operating history makes predicting our future operating results extremely difficult. In deciding whether to purchase our shares, and the likelihood of our success, you should consider our prospects in light of the problems, risks, expenses, complications, delays, and difficulties frequently encountered by a small business beginning operations in a highly competitive industry, including but not limited to the following:

o        development of our web site and services;
o        the uncertainty of market acceptance of our web site and services;
o        maintenance of our proprietary rights;
o our need to expand our marketing, sales and support organizations, as well as our market share;
o        our ability to anticipate and respond to market competition;
o        our need to manage expanding operations;
o        possible insufficiency of additional funding;
o ability to negotiate and execute affordable, reasonable and fair agreements;
o        our dependence upon key personnel;
o        regulatory actions;
o        acquisitions; and
o        competition.

         These conditions raise substantial doubt about our ability to continue as a going concern.

OUR INDEPENDENT AUDITORS HAVE ISSUED A REPORT WHICH MAY HURT OUR ABILITY TO RAISE ADDITIONAL FINANCING

         The report of our independent auditors on our financial statements for the period ended December 31, 1999 contains an explanatory paragraph, which indicates that we have recurring losses from operations. This report states that, because of these losses, there may be a substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in our company.

WE HAVE LOST, AND MAY CONTINUE TO LOSE MONEY AND IF WE DO NOT ACHIEVE PROFITABLY WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS

         We have incurred an operating and net loss in each fiscal year since our founding. We incurred a net loss of $1,003,840 for the period ended December 31, 1999. Additionally, we incurred a net loss of $5,667,240 for the nine-month period ended September 30, 2000. Through September 30, 2000, we have generated $75,146 of revenue from our web-site development services and we have generated no revenues from operations relating to our online brokerage product and services.

         Losses have resulted principally from costs incurred in connection with developing our web site and other programs and services aimed at developing our business activities and from costs associated with our administrative activities and stock option based compensation to personnel. We expect to incur additional losses for the remainder of this year and next year. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase significantly as a result of our planned expansion. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.

WE HAVE 93,518,699 SHARES OF OUR COMMON STOCK RESERVED FOR FURTHER ISSUANCES WHICH CAN SUBSTANTIALLY DILUTE THE VALUE OF YOUR WEALTHHOUND COMMON STOCK

         The issuance of 93,518,699 shares currently reserved for issuance would dilute the equity interest of existing stockholders and could have a significant adverse effect on the market price of our common stock. As of February, 2001, we had 93,518,699 shares of common stock reserved for possible future issuances upon conversion of options, warrants and notes.

         The exercise and conversion terms of our outstanding options, warrants and notes may cause substantial dilution in the book value per share of our common stock. Because of the conversion features in the notes, the note holders will receive a greater number of shares of common stock after conversion if our common stock price decreases.

         In connection with financing, we have issued certain options, warrants and notes, including warrants owned by the selling stockholders, which entitle their holders to acquire our common stock at prices which may represent discounts from the future market prices of our common stock. Such discounts could also result in substantial dilution to existing holders of our common stock.

         If the selling stockholders convert their notes or exercise their warrants and then sell our common stock, the common stock price may decrease due to the additional shares in the market. This could allow the selling stockholders to convert their remaining notes into greater amounts of our common stock, the sales of which would further depress our stock price.

         The significant downward pressure on the price of our common stock could encourage short sales, if short sales of our stock were permitted, and consequently place further downward pressure on the price of our common stock. See "Dilution".

IF OUR MERGER AGREEMENT WITH WAP, INC. IS NOT APPROVED BY THE NASD, WE WILL NOT BE ABLE TO LAUNCH OUR BROKERAGE SERVICES

         Our merger with WAP, Inc., a registered broker-dealer, will not close until and unless we receive NASD approval for the merger. Although the NASD has not given any indication that they will not approve the merger, we have not yet received the approval and may never be granted the approval. The NASD has advised WAP, Inc. and WealthHound Securities, that, pursuant to the rules and regulations of the NASD, they are required to issue a decision on the merger by March 11, 2001, which is 180 days from the filing of request for approval of the merger. As a result, we cannot assure you that the merger with WAP, Inc. will ever close. If the merger does not close we will not be able to offer brokerage services, and our growth strategies may be significantly delayed or we may be unable to implement our business strategies at all.

WE INTEND TO GROW THROUGH ACQUISITIONS OF OTHER COMPANIES IN THE ONLINE DISCOUNT BROKERAGE INDUSTRY, AND OUR BUSINESS AND FINANCIAL RESULTS COULD BE ADVERSELY AFFECTED IF WE DO NOT SUCCESSFULLY IMPLEMENT THESE ACQUISITIONS

         A key element of our business strategy is to grow by acquiring operating businesses in the online discount brokerage service industry. We will require additional financing, which we may not be able to raise, in order to acquire new businesses. In addition, acquisitions in general entail numerous risks. These risks include:

     o   regulatory approval;
     o   difficulties in integrating the acquired operations and products;
     o inherent risks associated with transferring customer accounts from the acquired company to WealthHound;
     o   potential loss of accounts;
     o   diversion of management's attention from other business concerns;
     o   assuming unknown material liabilities of acquired companies;
     o amortizing the acquired intangible assets, which would reduce future reported earnings; and
     o   potential loss of users or key employees of acquired companies.

         We cannot assure you that we will be able to identify key acquisition targets. Moreover, we cannot assure you that we will be able to acquire those businesses that we have identified or that we will be able to integrate successfully any operations, personnel, services or products that might be acquired in the future.

BECAUSE THE MARKET FOR DISCOUNT BROKERAGE SERVICES, PARTICULARLY ELECTRONIC BROKERAGE SERVICES, IS INTENSELY COMPETITIVE AND INVOLVES COMPANIES WITH SIGNIFICANTLY GREATER FINANCIAL, TECHNICAL, MARKETING AND OTHER RESOURCES, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY WITH CURRENT OR FUTURE COMPETITORS IN THE ONLINE DISCOUNT BROKERAGE INDUSTRY

         The market for discount brokerage services, particularly electronic brokerage services, is new, rapidly evolving, and intensely competitive. There are more than 150 on-line broker dealers and we expect this competitive environment to continue in the future. These competitors include such discount brokerage firms as Charles Schwab & Co., Inc., Fidelity Brokerage Services, Inc., TD Waterhouse Securities, Inc., E*TRADE Securities Inc., Morgan Stanley Dean Witter & Co., and Datek On-line Brokerage Services Corp.

         A number of our competitors have significantly greater financial, technical, marketing and other resources. Some of our competitors also offer a wider range of services and financial products than we intend to offer and have greater name recognition, more extensive customer bases and were first to the market. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than us and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than us.

         Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share. We also encounter competition from established full-commission brokerage firms as well as financial institutions, mutual fund sponsors and other organizations, some of which provide or have announced that they intend to provide on-line brokerage services.

         To be competitive, we must use leading technologies, enhance our services and content, develop new technologies and respond to technological advances and emerging industry standards on a timely and cost-effective basis. We believe that there are many web sites that provide much of the same substantive information that we provide on our web site and others could easily develop such capabilities. There can be no assurances that we will be successful in using new technologies effectively or adapting our web site to user requirements or emerging industry standards. Any pricing pressures, reduced margins or loss of customer accounts resulting from our failure to compete effectively would materially adversely affect our business, financial condition and operating results.

WE WILL OPERATE IN A HIGHLY REGULATED INDUSTRY AND COMPLIANCE FAILURES COULD RESULT IN THE ISSUANCE OF CEASE-AND-DESIST ORDERS OR THE SUSPENSION OR EXPULSION OF US OR ANY OF OUR OFFICERS OR EMPLOYEES WHO VIOLATE APPLICABLE LAWS OR REGULATIONS

         We are in the process of acquiring a broker-dealer firm and upon such acquisition we will be subject to extensive securities industry regulations, including:

         o        registering of offices and personnel and sales methods;
         o        accepting and executing customer orders;

         o        handling of customer funds and securities;
         o        trading practices;
         o        capital structure;
         o        record keeping; and
         o        conduct of directors, officers and employees, and supervision.

         The various governmental authorities and industry self-regulatory organizations that will supervise and regulate us generally have broad enforcement powers to censure, fine, issue cease-and-desist orders or suspend or expel us or any of our officers or employees who violate applicable laws or regulations. The rules, laws and regulations are strictly enforced by:

         o        State and federal criminal authorities;
         o        the SEC;
         o        the NASD;
         o other self-regulatory organizations, including the various securities exchanges; and
         o        state securities commissions or agencies.

         These laws, rules and regulations focus on the protection of customers and the securities markets, rather than protection of creditors and stockholders of broker-dealers. Because the online brokerage industry is a new and rapidly evolving industry, its regulatory environment may be particularly subject to changes. Further, the SEC and NASD are focusing significant attention on online trading due to the opportunity for abuse of federal securities laws and broker-dealer laws and the ease with which individual investors can quickly lose large sums of money. Recently, various regulatory and enforcement agencies have been reviewing service and other issues, including systems capacity, customer access, best execution practices and advertising claims, as they relate to the online brokerage industry. These reviews may result in enforcement actions or new regulations.

         If we fail to comply with these securities laws, rules or regulations, we could be suspended, censured or fined, receive a cease and desist order or have limitations imposed on our business activities. Also, we or any of our officers or licensed brokers could be subject to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD or other regulatory bodies. If we, or any of our officers or licensed brokers, suffer any of these consequences, our business, financial condition and operating results could be materially adversely affected. In a worst-case situation, we could ultimately be required to liquidate our business.

         In addition, all our marketing activities are regulated by the NASD, and designated officers must review all marketing materials prior to release, use or publication. The NASD can impose penalties for violations of its advertising regulations. Our operations and profitability could also be directly affected by additional legislation, changes in rules promulgated by the SEC, the NASD, the Board of Governors of the Federal Reserve System, state regulators, the various securities exchanges and other self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules.

         Our business could be harmed if new laws and government regulations relating to the Internet are adopted. Laws and regulations may be adopted in the future that address issues such as privacy, pricing, tax treatment, consumer protection standards and the characteristics and quality of online products and services. For example, the Telecommunications Act of 1996 sought to prohibit transmitting certain types of information and content over the Internet. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. The Federal Communications Commission recently decided that a web user's telephone calls to gain access to the Internet are interstate communications and, thus, subject to regulation by the federal government. Increased regulation of the Internet could increase the cost of transmitting or using data over the internet. A number of proposals have been made at the federal, state and local levels and by foreign governments that could impose taxes on online commerce. The three-year moratorium preventing state and local governments from taxing Internet access, taxing electronic commerce in multiple states and discriminating against electronic commerce is scheduled to expire on October 21, 2001. If the moratorium ends, state and local governments could impose these types of taxes or discriminate against electronic commerce, which could impair the growth of online commerce and materially adversely affect our business.

         Several states have proposed legislation that would limit the uses of personal information gathered using the Internet. The European Union has enacted its own privacy regulations, which may result in limits on the collection and use of personal information gathered over the Internet. In addition, changes to existing laws or the passage of new laws intended to address these issues could, among other things:

         o create uncertainty in the marketplace that could reduce demand for our services;
         o        limit our ability to collect and use data from our users; or
         o increase the cost of doing business as a result of litigation costs or increased service delivery costs.

         Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Internet. Any new laws or regulations relating to the Internet or new interpretations of existing laws or regulations or violations of these laws or regulations could materially adversely affect our business, financial condition or operating results.

         Our ability to comply with all applicable laws and rules largely depends on our establishing and maintaining compliance and reporting systems, as well as our ability to attract and retain qualified compliance and other personnel.

IF OUR WHOLLY-OWNED SUBSIDIARY IS APPROVED BY THE NASD TO BECOME A BROKER-DEALER IT WILL NEED TO COMPLY WITH STRINGENT NET CAPITAL REQUIREMENTS AND FAILURE TO MAINTAIN THE REQUIRED NET CAPITAL, MAY RESULT IN THE SUSPENSION OR REVOCATION OF ITS BROKER-DEALER LICENSE, WHICH COULD ULTIMATELY LEAD TO ITS LIQUIDATION.

         Many of the regulatory agencies, securities exchanges and other industry self-regulatory organizations that will regulate our broker-dealer once we complete the acquisition of a broker-dealer firm have stringent rules with respect to securities broker-dealers maintaining specific levels of net capital. Net capital is the net worth (assets minus liabilities) of a broker or dealer, less deductions that result from:

         o        assets that are not readily convertible to cash;
         o        conservatively valuing other assets; and
         o        various charges for operational matters.

If the broker-dealer firm we acquire fails to maintain the required net capital, it may be suspended or its license may be revoked, which could ultimately lead to it being liquidated.

         If such net capital rules are changed or expanded, or if there is an unusually large charge against net capital, we might be required to limit or discontinue those portions of our business that require the intensive use of capital. Also, our ability to withdraw capital from our broker-dealer firm could be restricted, which in turn could limit our ability to repay debt and redeem or purchase shares of our outstanding stock, if necessary. A large operating loss or charge against net capital could adversely affect our ability to expand our business in the future.

OUR EXPOSURE TO POSSIBLE SECURITIES LITIGATION COULD ADVERSELY AFFECT OUR
BUSINESS

         Many aspects of the on-line brokerage business, involve substantial risks of liability. In recent years, there has been an increasing incidence of litigation involving the securities brokerage industry, including class action and other suits that generally seek substantial damages, including in some cases punitive damages. Like other securities brokerage firms, we, or the broker-dealer that we are in the process of acquiring, may be named as a defendant in class action and other suits. If we or the broker-dealer that we are in the process of acquiring is named as a defendant, it is possible that we may be named as a defendant based upon our relationship with this entity. Any such litigation brought in the future could have a material adverse effect on our business, financial condition and operating results.

IF WE ARE UNABLE TO PROVIDE OUR CUSTOMERS WITH CRITICAL CONTENT AND MARKET INFORMATION BECAUSE WE FAIL TO MAINTAIN OUR RELATIONSHIPS WITH THIRD-PARTY PROVIDERS OF THIS CONTENT, WE COULD LOSE CUSTOMERS

         Our future success depends upon our ability to aggregate and deliver compelling content over the Internet, including financial news and services, insurance quotes, mortgage quotes and access to retailers. We rely on independent content providers for much of the information and content provided on our web site. We have entered into relationships with many companies to obtain content for our web site, including:

         o News Alert, Inc., which provides financial related data, news and services;
         o MortgageIT.com, Inc., through which users can obtain mortgage quotes and mortgage loans for residential properties;
         o Quotesmith.com, Inc., through which our users can obtain insurance quotes and purchase insurance;
         o Netexchange, Inc., through which our clients can open their own free e-mail account; and

         o LinkShare Corporation and Bcentral.com, which provide our users with access to retailers on the Internet.

         We intend to enter into additional relationships in the future.

         We cannot assure you that any of these providers will continue to provide these services in an efficient, cost-effective manner or that they will adequately expand their services to meet our needs. An interruption in or the cessation of service by any third-party service provider as a result of systems failures or capacity constraints or for any other reason, and our inability to make alternative arrangements in a timely manner, if at all, would have a material adverse effect on our business, financial condition and operating results.

         Our success depends significantly on our ability to maintain our existing relationships with these content providers and to build new or replacement relationships with other content providers. Some of our agreements with content providers are short-term and non-exclusive. Providers could also increase license or other fees for their services. Due to the non-exclusivity of certain of our agreements, many of the providers offer certain content to our competitors that is similar or the same as the content on our web site. To the extent that content providers offer information to users or our competitors at a lower cost, our business, financial condition and operating results could be materially adversely affected. Some of our agreements are exclusive for the term of the agreement. Due to the exclusivity of such agreements, we are unable during the term of the agreements to enter into agreements with providers which offer better or substantially similar services at a lower cost.

         In addition, we depend on the ability of our content providers to deliver high quality content from reliable sources and to continually upgrade their content in response to subscriber and consumer demand and evolving industry trends. The failure by these parties to develop and maintain high quality, attractive content could result in subscriber and consumer dissatisfaction, could inhibit our ability to add subscribers and consumers and could dilute our brand name, each of which could have a material adverse effect on our business, financial condition and operating results.

THE APPLICATION OF THE "PENNY STOCK" REGULATIONS COULD ADVERSELY AFFECT THE LEVEL OF TRADING ACTIVITY OF THE MARKET FOR OUR COMMON STOCK AND THEREFORE, THE MARKET PRICE OF OUR COMMON STOCK.

         The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). As of the date of this prospectus, our common stock is a "penny stock." Prior to effecting a transaction in a penny stock, a broker-dealer is required to:

         o deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market;

         o provide the customer with current bid and offer quotations for the penny stock;
         o explain the compensation of the broker-dealer and its salesperson in the transaction;
         o        provide monthly account statements showing the market value of each penny stock held in the customer's account; and
         o        make a special written determination that the penny stock is a suitable investment for the purchaser and receive the
                  purchaser's written agreement to the transaction.

         These requirements may have the effect of reducing the level of trading of our common stock.

CONTROL BY MICHAEL FARKAS OUR CHAIRMAN AND CEO, COULD PREVENT A CHANGE OF CONTROL OF WEALTHHOUND.COM AND MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK WHICH MAY NOT BE IN THE BEST INTEREST OF OUR SHAREHOLDERS

         Michael Farkas, individually, through his wife Rebecca J. Farkas, and through related entities, beneficially owns approximately 70.6% of our common stock. Accordingly, for as long as Mr. Farkas continues to beneficially own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote such as mergers, acquisitions and other business combinations, and exercise a significant amount of influence over our management and operations. This concentration of ownership could have the effect of preventing us from undergoing a change of control in the future and might affect the market price of our common stock.

FUTURE LARGE SALES OF SHARES BY MICHAEL FARKAS, COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE SIGNIFICANTLY

         As of February 6, 2001, there are approximately 76,203,833 shares of our common stock outstanding, of which approximately 53,829,530 shares, or 70%, are held beneficially by Michael Farkas, his wife Rebecca J. Farkas and related entities. Mr. Farkas will be able to sell these shares in the public markets from time to time, subject to certain limitations on the timing, amount and method of such sales imposed by SEC regulations. If Mr. Farkas were to sell a large number of shares, the market price of our common stock could decline significantly. Moreover, the perception in the public markets that such sales by Mr. Farkas might occur could also adversely affect the market price of our common stock.

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

         Some of the statements in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. WealthHound.com cautions you not to place undue reliance on these forward-looking statements. WealthHound.com undertakes no obligation to update or revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect future events or developments.

                                 USE OF PROCEEDS

         The selling stockholders are selling all of the shares of common stock covered by this prospectus for their own account. WealthHound.com will not receive any of the proceeds from the resale of these shares, all of which are issuable pursuant to the conversion or exercise of certain notes and warrants issued to the selling stockholders in connection with financings conducted by Wealthhound in 2000. WealthHound.com has received funds in connection with the issuance of notes, and may receive proceeds from the exercise of the warrants, issued to the selling stockholders in this financing. WealthHound.com expects to use such net proceeds, if any, for general corporate purposes. WealthHound.com has agreed to bear the expenses relating to the registration of the shares, other than brokerage commissions and expenses, if any, which will be paid by the selling stockholders.

                        MARKET PRICE OF OUR COMMON STOCK

         From October 9, 1996 to July 23, 1999, Bridgeport Communications, Inc., the predecessor to our company was listed for trading on the NASDAQ Bulletin Board under the symbol "TRLK" and subsequently under the symbol "BPOT". Since July 23, 1999, our common stock has been quoted in the National Quotation Bureau "Pink Sheets", under the symbol "WLTH". As of February 6, 2001, we had 76,203,833 shares of common stock outstanding held by 172 shareholders of record.

         The following table sets forth the range of high and low bid prices of our common stock for fiscal years 1998-1999 on the Bulletin Board and for the 1st, 2nd and 3rd fiscal quarters of 2000 in the Pink Sheets. The Bulletin Board quotations represent prices between dealers in securities, do not include retail mark-ups, mark-downs or commissions and do not necessarily represent actual transactions.

       Year                      Quarter                         High                       Low
------------------- ---------------------------------- -------------------------- -------------------------
       2000                         3                            0.70                       0.20
                                    2                            1.16                       0.45
                                    1                            2.05                       1.05
------------------- ---------------------------------- -------------------------- -------------------------
       1999                         4                            1.41                       0.13
                                    3                            1.72                       0.38
                                    2                            2.13                       0.03
                                    1                            0.03                       0.03
------------------- ---------------------------------- -------------------------- -------------------------
       1998                         4                            0.13                       0.04
                                    3                            0.25                       0.13
                                    2                            1.75                       0.25
                                    1                            1.88                       0.25
------------------- ---------------------------------- -------------------------- -------------------------

                         SHARES ELIGIBLE FOR FUTURE SALE

         There is no public trading market where WealthHound.com's common equity is traded.

OPTIONS. Effective March 8, 2000, WealthHound.com's board of directors adopted a stock Option Plan, which reserved 15,000,000 shares of common stock to be issued pursuant to this plan. As of September 30, 2000, options to purchase a total of 9,836,369 shares of common stock were issued under the plan with a weighed average price of $.25 per share. The term of each option is the term stated in the option agreement, provided however that the term shall be no more than 10 years from the date of the grant thereof.

WARRANTS. WealthHound.com has issued warrants to purchase 19,196,666 of WealthHound.com common stock.

SECURITIES CONVERTIBLE. WealthHound.com has sold $1,500,000 of 8% convertible notes. The notes have a maturity of two years from issuance and are convertible into WealthHound.com common stock at a per share price determined at the time of conversion equal to the lower of:

         o        $.5867, or

         o 75% of the average of the three lowest closing bid prices for our common stock for the thirty trading days preceding the conversion date.

RULE 144. In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. A person who is not an affiliate (generally an affiliate is an officer, director or holder of 10% or more of a corporation's outstanding shares), and has not been an affiliate with three months prior to sale, and has beneficially owned the restricted securities for at least two years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. The company currently has 62,101,685 shares of common stock outstanding which are restricted securities which are or will become eligible for sale pursuant to Rule 144, of which 53,829,530 shares of common stock are held by affiliates, and are thus subject to continuing volume limitations described above.

         In connection with our July 2000 financing, Michael D. Farkas, Rebecca
J. Farkas, Eric Seiden, Matthew Sher and Scott Mager signed lock-up agreements which prevent them, subject to certain exceptions, from transferring or otherwise selling their shares owned as of July 3, 2000 until the earliest of:

         o an investor's purchase of an aggregate of $12,200,000 of our common stock under an equity line agreement (described in the section entitled the "July 2000 and November 2000 Private Placement Transaction" in "Management's Discussion and Analysis or Plan of Operation");

         o the investor's failure to comply with the equity line agreement to purchase our common stock; or
         o        two years from the effective date of a registration statement.

         Additionally, from the expiration of the above described lock-up period, these investors are restricted from transferring or selling more than 1,000 shares in any trading day and more than 15,000 shares in any month (3,000 shares in any trading day and 40,000 shares in a month if our common stock is listed on the Nasdaq SmallCap Market, or another principal trading market), until the earliest of:

         o the warrants issued pursuant to the equity line are fully exercised, to the extent they are exercisable; and
         o        the expiration of the warrants.


                                    DIVIDENDS

         WealthHound.com has never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto appearing in this prospectus. WealthHound.com remains largely a development-stage company, with its expenditures far exceeding its revenues. Because WealthHound.com has not generated significant revenues, it intends to report its plan of operation below.

OVERVIEW

         WealthHound.com intends to become a provider of online brokerage services and other related services to individual investors through its wholly-owned broker-dealer subsidiary. WealthHound, Inc. currently operates a web site located at www.wealthhound.com which provides individual investors access to personalized investment tools, historical and intraday stock charting, financial market and company news, delayed stock quotes, access to information regarding IPOs and mutual funds. The web site users can also obtain insurance quotes and policies through Quotesmith.com; mortgages through MortageIT.com; and shopping at over 130 e-tailers.

RECENT ACCOUNTING PRONOUNCEMENTS

            In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 established new standards of accounting and reporting for derivative instruments and hedging activities. SFAS

133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or loses be reported either in the income statement or as a component of comprehensive income, depending on the type of hedging relationship that exists. In July 1999, the Financial Accounting Standard Board deferred the effective date of SFAS 133 until the first quarter for fiscal years beginning after June 15, 2000.

            In June 2000, the Financial Accounting Standards Board issued SFAS No. 138, "Accounting for Derivative Instruments and Hedging Activities - An Amendment of FASB Statement No. 133." SFAS 138 amends the accounting and reporting standards for certain derivatives and hedging activities such as net settlement contracts, foreign currency transactions and inter company derivatives. We will adopt SFAS 133 in the quarter ended March 31, 2001. We do not currently hold derivative instruments or engage in hedging activities. We do not expect that the requirements of SFAS 133 and SFAS 138 will have a material effect on our financial statements and related disclosures.

RESULTS OF OPERATIONS

PERIOD FROM APRIL 27, 1999 (INCEPTION) THROUGH SEPTEMBER 30, 2000

         Our cumulative net losses since inception are attributable to the fact that we have not derived any significant revenue from operations to offset out business development expenses.

         Operating expenses since inception have amounted to $5,899,215. General and administrative expenses since inception have amounted to $3,448,744, primarily consisting of commercial lease payments, legal, accounting and officer's and employees' salaries. Website development costs incurred since inception have amounted to $393,047, primarily consisting of software and consulting services. Sales and marketing expenses since inception have amounted to $220,563, primarily consisting of employees' salaries and advertising. Depreciation expense since inception is $26,923 and stock based compensation since inception amounts to $1,809,938. We had total current assets of $244,285 as of September 30, 2000.

LIQUIDITY AND CAPITAL RESOURCES

         We are in the development stage and have generated no significant revenues. In addition, the report of our independent auditors on our financial statements as of December 31, 1999 contains an explanatory paragraph regarding an uncertainty with respect to our ability to continue as a going concern.

         For the nine months ended September 30, 2000, we incurred a net loss of $5,667,240. Our accumulated deficit since inception is $6,671,080. Such accumulated losses have resulted primarily from costs incurred in developing WealthHound.com's website and from general and administrative expenses.

         We plan to use most of our assets and resources to launch our brokerage product. We intend to use approximately $396,000 for officer salaries in the next 12 months.

         WealthHound.com is dependent on external capital to finance its business operations and to finance its business strategy of identifying and acquiring small online broker-dealers. This external capital will also be necessary in order for WealthHound.com's operations to reach a level in which it may internally generate the cash flow necessary to sustain its operations. If WealthHound.com is unable to raise new capital, it will not be able to maintain business operations. The plan of operation described in this discussion assumes that WealthHound.com will be successful in raising additional and necessary capital. We anticipate that our existing working capital will be sufficient to fund our operations at least through April 1, 2001. Continuing operations thereafter will depend on cash flow from operations and the ability to obtain any additional funds from the July 2000 financing (the availability of which funds are subject to certain conditions) or to raise additional funds through equity, debt or other financing. If we are not successful in raising additional funds, we might be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability could have a material adverse effect on WealthHound.com's business, operating results, or financial condition to such extent that WealthHound.com is forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk or result in a complete loss of your investment.

LAUNCH OF OUR ONLINE DISCOUNT BROKERAGE BUSINESS

         WealthHound's ability to generate a long-term revenue stream, profitability and success will be driven to a significant degree by the revenue received by our anticipated launch of our online brokerage business.

         On August 29, 2000, WealthHound Securities, a wholly-owned subsidiary of WealthHound.com entered into a merger agreement with WAP, Inc., a registered broker-dealer and member of SIPC. WAP, Inc. is registered to provide broker-dealer services in 41 states (plus Washington, D.C. and Puerto Rico), excluding Arkansas, New Hampshire, Iowa, Indiana, Missouri, Minnesota, Ohio, Hawaii and Oregon. WAP, Inc. has not engaged in any business activity since its inception. The merger agreement is subject to NASD approval of the merger. We anticipate that NASD approval of the merger will take place in the first quarter of 2001. WAP, Inc., together with WealthHound Securities, has responded to the NASD's request for information and documentation. A Pre Membership Interview was held on January 10, 2001 at the offices of the NASD. The NASD has advised us that they are required to make a decision on the merger by March 11, 2001, 180 days from WAP, Inc.'s request for approval of the merger.

THE JULY 2000 AND NOVEMBER 2000 PRIVATE PLACEMENT TRANSACTION

         We raised $934,987, net of expenses, in connection with a private financing consummated in July 2000. Pursuant to the terms of that financing, we can require the investors to purchase convertible notes totaling $2,250,000 in a series of up to three tranches. The conditions for these additional investments are set forth below.

         We raised $220,000, net of expenses, in connection with a private financing consummated on November 2, 2000. We did not meet certain conditions required for us to obtain the financing. However, the investors agreed to waive the financing conditions which included:

         o our being a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended;
         o our shares being listed on the OTC bulletin board or other principal market and;
         o our stock achieving certain minimum closing prices and daily trading volumes.

         In exchange for this waiver we agreed that convertible notes in the amount of $250,000 would become due and payable if these financing conditions were not satisfied by April 30, 2001.

         The agreements and instruments relating to the rights and obligations of the securities issued in the July 2000 and November 2000 private placements are filed as exhibits to the registration statement, of which this prospectus forms a part. We urge you to read them in their entirety.

SUBSCRIPTION AGREEMENTS

         On July 3, 2000, under the terms of each of the subscription agreements between us and each of the investors referred to therein, we sold $1,250,000 in 8% convertible notes and issued warrants to purchase up to an aggregate of 6,250,000 shares of our common stock.

         For 180 days after the effectiveness of this registration statement, we are restricted from issuing any equity, convertible debt or other securities at a per share purchase price less than the market price of our common stock, except for the following issuances:

         o equity or debt issued in connection with us acquiring a business or assets; or
         o stock issued in connection us establishing a joint venture, a partnership or creating a licensing arrangement.

         Each investor was granted a right of first refusal to purchase the same number of shares, on the same terms, as any other issuance by us except in certain circumstances as set forth in the subscription agreements until 180 days after the registration statement, of which this prospectus forms a part, is declared effective.

         Under the terms of the subscription agreements, we have the option, subject to certain conditions, of requiring the investors to purchase additional convertible notes totaling $2,250,000 in a series of up to three tranches of $750,000 per tranche. The conditions for these additional investments include various minimum price and trading volume requirements as follows:

         o first tranche: the closing bid price of our common stock for 15 days prior to the date we require the investor the purchase our notes is not less than $.75, and the daily trading volume during the same period is not less than 100,000 shares of our common stock;
         o second tranche: the closing bid price of our common stock for 15 days prior to the date we require the investor the purchase our notes is not less than $.75, and the daily trading volume during the same period is not less than 200,000 shares of our common stock;

         o third tranche: the closing bid price of our common stock for 20 days prior to the date we require the investor the purchase our notes is not less than $.75, and the daily trading volume during the same period is not less than 300,000 shares of our common stock;
         o we need to be a reporting company under the Securities Exchange Act of 1934, as amended;
         o our shares must be registered on the OTC Bulletin Board or other principal market; and
         o for the second and third tranches, the registration statement, of which this prospectus forms a part, must be effective.

         The terms of these convertible notes are the same as the notes issued to the investors at the closing, except that the maturity date of the notes is two years from the date that the notes are issuable.

         We cannot require any investor to make an additional investment if it would result in that investor owning more than 9.9% of our common stock.

         Under the terms of the subscription agreements, we are required to file a registration statement registering:

         o 200% of the number of shares of our common stock issuable upon conversion of the notes issued and issuable; and
         o the number of shares of our common stock issuable upon exercise of the subscription agreement warrants.

         The investors have agreed to waive the 200% registration requirement; consequently we are only registering 100% of the number of shares of our common stock issuable upon conversion of the notes issued and issuable.

         On November 2, 2000, pursuant to the terms of a subscription agreement, we requested that the investors purchase additional convertible notes from us for $250,000. Pursuant to the terms of the same subscription agreement, we lowered the exercise price on warrants to purchase 1,250,000 shares of our common stock, previously issued to the finder, to $0.50 per share.

         WealthHound.com is obligated to pay a penalty equivalent to 2% of the $1,500,000 principal amount of the outstanding notes, currently $30,000 per month, for each month subsequent to November, 2000, that this registration statement is not declared effective.

THE NOTES

         The notes have a maturity date of two years from issuance and are convertible into our common stock at a per share price determined at the time of conversion, equal to the lower of:

         o        $0.5867, or
         o 75% of the average of the three lowest closing bid prices for our common stock conversion formula for the thirty trading days preceding the conversion date.

         The investors have agreed to waive our noncompliance with a requirement that the registration statement, of which this prospectus forms a part, is declared effected by January 29, 2001. That date is now extended to February 27, 2001.

SUBSCRIPTION AGREEMENT WARRANTS

         2,000,000 warrants are exercisable at $0.65 per share and 3,000,000 warrants are exercisable at $0.75 per share. The warrants have a term of four years. If we require the warrant holders to purchase the additional notes, as described above, and they do not comply, then the number of shares issuable upon exercise of the warrants will be reduced according to a formula set forth in each warrant agreement.

         We have the right, subject to certain conditions, to request the warrant holders to exercise half of each of the warrants issued during July 2000. The conditions include:

         o the closing bid price of our common stock for 30 days prior to the call notice is 200% of the purchase price of the warrant, and the average trading volume of our common stock during the 30 days is not less than 100,000 shares of our common stock; and
         o a registration statement relating to the shares issuable upon exercise of the warrants must be effective.

         If the warrant holders do not exercise the number of warrants, as we request, we are entitled to cancel those warrants. However, we cannot require any warrant holder to exercise its warrant if it would result in that investor owning more than 9.9% of our common stock.

         All of the warrants have adjustment provisions for standard dilution events including stock splits, stock dividends and similar transactions.

PURCHASE OF SHARES UNDER THE PRIVATE EQUITY LINE OF CREDIT AGREEMENT

         We entered into a private equity line of credit agreement with an investor on July 3, 2000. Under the terms of the equity line of credit agreement, we can cause an investor to purchase an aggregate of $12,200,000 of our common stock at 88% of market prices over a 14-day forward looking period (see "Dilution") beginning the earlier to occur of:

o the date the registration statement, of which this prospectus forms a part, becomes effective; or o the earlier date as we and the investor may mutually agree in writing; and expiring on the earliest to occur of:

         o the date on which the investor shall have purchased the shares pursuant to the agreement for an aggregate purchase price of $12,200,000;
         o the date the agreement is terminated pursuant to certain provisions of the agreement; or
         o 24 months from the date we can cause the investor to purchase the shares.

         The conditions include:

         o the average trading volume of our common stock during 30 days prior to the call notice is not less than 75,000 shares; and
         o a registration statement relating to the shares to be purchased must be effective.

         The investor has agreed to waive its rights to require us to register, in this registration statement, of which this prospectus forms a part, the resale of the shares issuable under the credit agreement. However, we can not require the investor to purchase shares unless the resale of the shares are registered in an effective registration statement.

         We can issue a maximum of 24 notices to the investor requiring it to purchase our shares. At any one time we can require the investor to purchase not less than $200,000 of our common stock, subject to certain conditions, nor more than a maximum amount depending on the price and the trading volume of our common stock.

THE INVESTOR'S TERMINATION RIGHTS

         The obligation of the investor to purchase the shares of our common stock would terminate permanently in the event that:

         o there shall occur any stop order or suspension of the effectiveness of the registration statement, of which this prospectus forms a part, for ten consecutive days, or for an aggregate of 30 trading days during the investor's commitment period, for any reason;
         o we fail to reserve and keep available at all times, free of preemptive rights, enough shares of our common stock to satisfy our obligation to issue the shares to the investor;
         o we fail to maintain the listing of our common stock on a principal market, and we do not list the shares issuable to the investor;
         o we fail to register our shares of common stock and fail to keep them registered under Section 12(g) or 12(b) of the Exchange Act; and
         o we fail to preserve and continue the corporate existence of our company.

LIMITATION ON THE INVESTOR'S OWNERSHIP OF OUR SHARES

         We cannot require the investor to purchase shares of our common stock if it would result in the investor owning more than 9.9% of all of our common stock, as would be outstanding on that purchase date, when aggregated with all other shares of common stock then owned by the investor beneficially or deemed beneficially owned by the investor as determined in accordance with Section 16 of the Exchange Act.

NO SHORT SELLING BY THE INVESTOR

         The investor may not engage in short sales of our common stock, except as provided in the agreement.

LOCK-UP AGREEMENTS

         In connection with our July 2000 financing, Michael D. Farkas, Rebecca
J. Farkas, Eric Seiden, Matthew Sher and Scott Mager signed lock-up agreements which prevent them, subject to certain exceptions, from transferring or otherwise selling their shares owned as of July 3, 2000 until the earliest of:

         o        an investor's purchase of an aggregate of $12,200,000 of our common stock under the equity line agreement;
         o        the investor's failure to comply with the equity line
                  agreement to purchase our common stock; or
         o        two years from the effective date of a registration statement.

         Additionally, from the expiration of the above described lock-up period, these investors are restricted from transferring or selling more than 1,000 shares in any trading day and more than 15,000 shares in any month (3,000 shares in any trading day and 40,000 shares in a month if our common stock is listed on the Nasdaq SmallCap Market, or another principal trading market), until the earliest of:

         o the warrants issued pursuant to the equity line are fully exercised, to the extent they are exercisable; and
         o        the expiration of the warrants.

REGISTRATION RIGHTS AGREEMENT

         In connection with the execution of the private equity line of credit agreement, we agreed to file an initial registration statement covering the resale of:

         o the shares of our common stock issuable pursuant to the credit line agreement; and
         o the shares of our common stock issuable upon exercise of warrants issued as finder's fees.

FINDER'S FEES

         On July 3, 2000, we paid the following finder's fees:

         o warrants to purchase 4,000,000 shares of common stock at $1.00 per share (subsequently reduced to $0.50 per share) for a term of four years;
         o warrants to purchase 2,000,000 shares of common stock at $1.25 per share (subsequently reduced to $0.50 per share) for a term of four years;
         o warrants to purchase 1,500,000 shares of common stock at $0.75 per share (subsequently reduced to $0.50 per share) for a term of four years;
         o warrants to purchase 1,000,000 shares of common stock at $0.65 per share (subsequently reduced to $0.50 per share) for a term of four years; and
         o $150,000, which is 12% of the aggregate amount of the notes purchased.

         We also agreed to pay a finder's fee equal to 12% of the amount of investment we actually receive pursuant to the subscription agreement and private equity line of credit agreement.

         On November 2, 2000, we paid a finder a finder's fee of warrants to purchase 2,500,000 shares of common stock at $0.29 per share for a term of four years.

                                    DILUTION

         As of February 6, 2001, we had issued and outstanding 76,203,833 shares of common stock. At that date, there were an additional 93,518,699 shares of common stock reserved for possible future issuances as follows:

         o options reserved under our stock option plan to purchase 15,000,000 of common stock shares. These shares will be deemed to be "restricted securities" when issued, unless we register these shares.
         o warrants to purchase 4,446,666 shares at prices between $.50 and $2.00 per share. These shares will be deemed to be "restricted securities" when issued, unless we register these shares.
         o warrants to purchase 14,750,000 shares at prices between $0.29 and $1.25 per share. These shares are registered in the registration statement of which this prospectus is a part and upon effectiveness of the registration statement, once the warrants are exercised, will be freely tradable without restriction (subject to prospectus delivery requirements).
         o 25,423,728 shares issuable, at a presumed conversion price of $0.059 per share, upon conversion of notes issued in the aggregate amount of $1,500,000. These shares are registered in the registration statement of which this prospectus forms a part and upon effectiveness of the registration statement will be freely tradable without restriction (subject to prospectus delivery requirements).
         o 33,898,305 shares issuable, at a presumed conversion price of $0.059 per share, upon conversion of notes issuable in the aggregate amount of $2,000,000 (assuming we exercise our right under the subscription agreements to require certain investors to purchase such notes). These shares are registered in the registration statement of which this prospectus forms a part and upon effectiveness of the registration statement, once the notes are converted, will be freely tradable without restriction (subject to prospectus delivery requirements).

         The existence of the options, the warrants and the notes may adversely affect the terms on which we may obtain additional equity financing. Moreover, the holders are likely to exercise their rights to acquire common stock at a time when we would otherwise be able to obtain capital with more favorable terms than we could obtain through the exercise of such securities.

         The shares which will be deemed "restricted securities" may be sold under rule 144. Rule 144 permits sales of "restricted securities" by any person, whether or not an affiliate of the issuer, after one year. At that time, sales can be made subject to the rule's volume and other limitations and after two years by non-affiliates without adhering to rule 144's volume or other limitations. In general, an "affiliate" is a person with the power to manage and direct our policies. The SEC has stated that, generally, executive officers and directors of an entity are deemed affiliates of the issuing entity.

Dilutive effects of the securities underlying the subscription agreements

         o The issued and issuable notes are convertible into our common stock over time at the discretion of the holders. If the holders of the notes were able to fully convert their notes into common stock on February 6, 2001, approximately 59,322,034 additional shares of common stock would be issued.

         The following table describes the number of shares of our common stock into which the warrants and notes would have been convertible if the holders of these securities could have fully converted all of such securities on February 6, 2001 pursuant to the following market prices. This table also describes the percentages of our total outstanding common stock represented by the shares of common stock into which all of the outstanding private financing securities would have been convertible on February 6, 2001.

         For purposes of this table, we assume that the average of the three lowest closing bid prices for a share of our common stock during the immediately preceding 30 day trading period before conversion was the same as the price per share in each of the respective rows of column one of the table and we also assume that the registration statement had been declared effective by February 6, 2001.

                                                                                    Percentage of our
                                                        Number of shares        outstanding common stock
                                                         of common stock        represented by the shares
 Percentage of market                  Conversion         issuable upon         of common stock issuable
price per share of our                  price for       conversion of the       upon conversion of notes
    common stock                          notes                notes                   and warrants
----------------------------         ---------------           -----                   ------------
At $0.21 per share (150% of the
market price at February 5, 2001)           $0.16            21,875,000                    28.7%

At $0.14 per share (100% of the
market price at February 5, 2001)           $0.11            31,818,181                     29%

At $0.07 per share (50% of the
market price at February 5, 2001)           $0.05            70,000,000                     48%


         CHANGES IN THE NUMBER OF EMPLOYEES. WealthHound.com and our subsidiaries currently have seven full time and one part time employee. We anticipate hiring additional personnel during the remainder of 2001 if we are successful in acquiring online broker-dealers and launching our broker-dealer services and raising significant capital.

CANCELLATION OF THE AGREEMENT WITH RICHMARK CAPITAL CORPORATION

         From February 2000 to December 29, 2000, WealthHound, Inc. had an agreement with Richmark Capital Corporation, a registered broker-dealer, member of the NASD and SIPC, which enabled our website users to open Richmark brokerage accounts and to engage in stock trading through Richmark from the WealthHound, Inc. web site. All brokerage related activities, including handling of customer accounts and monies, and customer service were handled exclusively by registered representatives of Richmark. Also according to the agreement, WealthHound, Inc. did not receive any compensation from Richmark and agreed to pay

Richmark $5,000 per month for its services. On December 29, 2000, WealthHound, Inc.'s services agreement with Richmark was terminated. As of that date, no investor with a Richmark brokerage account could access Richmark's trading platform through Wealthhound, Inc. web site to make any trades nor could any investor open a Richmark brokerage account through the web site.

                             BUSINESS - OUR COMPANY

A SUMMARY OF WHAT WE DO

         WealthHound.com, Inc. is a development stage company that intends to provide discount brokerage services to investors, primarily in the U.S., who trade through the Internet and by telephone. WealthHound.com, operates its web site through one of its wholly-owned subsidiaries. On the web site, WealthHound, Inc. provides individual investors access to personalized investment tools, historical and intraday stock charting; financial market and company news; delayed stock quotes; access to mutual fund and IPO information; and third party investment research through a third party content provider. WealthHound.com provides these services 24 hours a day, seven days a week through the Internet. Other services are available through links to various providers of financial services. In this way, our customers can obtain insurance quotes and policies through Quotesmith.com, Inc.; mortgages through MortageIT.com, Inc.; and shopping at over 130 e-tailers. Once WealthHound.com's subsidiary obtains a broker-dealer license it intends to offer stock trading on the WealthHound, Inc. website. WealthHound.com also owns and operates a small web site development company through a wholly-owned subsidiary of WealthHound, Inc. called envitro.com, Inc., and a web site and e-mail hosting service company through a wholly-owned subsidiary called OSRS Communications, Inc.

SUMMARY OF HOW WE WERE ORGANIZED

         WealthHound.com was incorporated on July 26, 1995 in Florida under the name TradeLink, Inc. with the initial purpose of becoming a voice-based international marketing company that delivered automated voice response system to customers in Latin America of US. Corporations. We subsequently changed our name to Bridgeport Communications, Inc. to reflect the change in business to a telecommunications company, wholesaling long distance and dial tone services and retailing wireless equipment. Bridgeport also provided automated voice response system services in the United States to the expo trade show industry. These businesses were not successful and were discontinued. On July 9, 1999, Bridgeport Communications acquired WealthHound, Inc., which was incorporated in Florida on April 27, 1999 with the initial purpose of becoming an online search engine for financial related information. On or about July 9, 1999, Bridgeport, acquired WealthHound, Inc., a development stage company. Pursuant to the acquisition agreement, Bridgeport issued to the then shareholders of Wealthhound, Inc., Rebecca Farkas, First Security Investment, Matthew Sher, Eric Seiden, Scott Mager and Quentin Road Productions, Inc., an aggregate of 60,000,000 shares of common stock and WealthHound, Inc. became a wholly-owned subsidiary of Bridgeport. The number of shares issued to the shareholders mentioned above are presented in the section entitled "Related Party Transactions" set forth below. After the stock purchase agreement, Bridgeport changed its name to WealthHound.com, Inc. No cash consideration was paid to the shareholders of Bridgeport in connection with the stock purchase agreement. At the time of the transaction, Michael D. Farkas, our current chairman and CEO was a significant, though not a majority shareholder, of Bridgeport Communications.

INDUSTRY BACKGROUND

         The emergence of the Internet as a tool for communication and commerce has revolutionized the financial services industry by providing organizations and individuals around the world with new ways of conducting business. This is particularly the case with respect to the securities brokerage industry. Online brokerage firms have grown significantly faster than the brokerage industry as a whole and it is estimated that there are currently more than 150 online brokers. Indeed, online trading has grown from only a handful of trades a day five years ago to now accounting for nearly 50% of all retail equity trades. Salomon Smith Barney estimates that as of June 30, 2000 there were approximately 17,055,039 active online brokerage accounts. Forrester Research, Inc., a leading information technology research firm, estimates that the number of online United States brokerage accounts will grow to over 20.4 million by the end of 2003. Salomon Smith Barney also estimates that customer assets as of June 2000 in online brokerage accounts totaled more than 1 trillion dollars. Forrester Research estimates that the value of assets held by customers in accounts with online brokerage firms will grow to over $3 trillion by the end of 2003. In addition, Salomon Smith Barney estimates that from January 1, 2000 to June 30, 2000 approximately 1.6 million new online brokerage accounts were opened or a sequential growth rate of 11.8% over the previous year. At the same time, however, through June 2000 customer assets decreased on average by 2.6%, with the average trades per day decreasing by 22.5%.

         We believe that the rapid development of the online brokerage industry has been driven principally by the fact that investors have seized control over their personal financial affairs. Investors have recognized that on-line transactions can be faster, less expensive and more convenient than transactions conducted through a human intermediary. Although the stock prices and valuations of online brokerage companies have decreased dramatically in the last 9 months, we believe the future of the discount brokerage industry is to be found in the online brokerage arena.

                            OUR PRODUCTS AND SERVICES

OUR ON-LINE TRADING PRODUCTS AND SERVICES

         WealthHound.com's business strategy is to provide discount brokerage services to individual investors who trade via the Internet through a wholly-owned broker-dealer we intend to acquire. We intend to offer through our broker-dealer subsidiary a full range of trading services including the ability to invest in common and preferred stocks, mutual funds, options, municipal bonds, treasury obligations and other securities. We do not intend to offer through our broker-dealer any advice or financial recommendations.

         At present because neither WealthHound.com nor any of our subsidiaries are currently registered broker-dealers, and therefore, we cannot offer these services at this time. Our plan is contingent upon the closing of the merger with WAP, Inc. that is discussed in detail in the

"Management Discussion and Analysis"--"Plan of Operation." If we receive NASD approval of the merger with WAP, Inc. and the merger closes, we intend through our broker-dealer, to offer our customers the following features:

STOCK, OPTION AND MUTUAL FUND TRADING

         We anticipate that customers of our broker-dealer will be able to directly place orders over the Internet to buy and sell Nasdaq, American Stock Exchange, New York Stock Exchange, and other exchange-listed securities, as well as equity and index options and mutual funds through our broker-dealer and the automated order processing system of our broker-dealers' clearing firm. It is intended that this processing system will support a range of order types, including market orders, limit orders, stop orders and short sales. System intelligence software provided by the clearing firm or its affiliate will automatically check the parameters of an order, together with the customer's available cash balance and positions held, prior to executing an order. We have no present intention of developing our own proprietary trading systems as some of our competitors have done.

COMMISSION SCHEDULE

         We have not as of yet determined the commission prices on trades of listed and Nasdaq securities, as well as equity or index options. We anticipate that commissions on equities placed over the Internet will be lower than those placed through an automated touch-tone telephone or those executed by telephone through a registered representative.

CLEARING AGENT

         Unlike some of our primary competitors, we do not intend to provide our customers with clearing services. These services include the consummation, settlement and delivery functions in securities transactions and the maintenance of customer accounts. We intend to use the clearing corporation, which clears the customers' trades of the broker-dealer we shall acquire. We anticipate that we shall have no control over the operations of our clearing company. If the clearing company improperly handles the funds and securities of our customers, we may be subject to claims by customers who are financially harmed. Further, if our customers' trades are not cleared accurately and in a timely manner, our reputation may be harmed and demand for our services may decrease. If the clearing company discontinues its contractual relationship with us before our agreement expires or fails to perform adequately under our agreement, our business, financial condition and operating results could be materially adversely affected. In addition, we may be liable for the failure of our customers to make timely settlement on any transaction executed through the clearing company.

ACCESS AND DELIVERY OF OUR ANTICIPATED BROKER-DEALER SERVICES

         Currently our web site is accessible 24 hours a day, seven days a week by personal computer. Initially, after we launch our brokerage product, which we anticipate will occur in March 2001, our services will be widely accessible through automated order placement available 24 hours a day, seven days a week by personal computer and through broker-assistance Monday-Friday 8:30 a.m. to 6:00 p.m. In the future, we also intend to provide our services through a touch-tone telephone with interactive voice recognition.

         The current day marketplace demands that customer, service be convenient, prompt and effective. In an effort to make this one of our broker-dealers top concerns, we have implemented many helpful tools for our potential customers. We will strive to provide the best customer service in the industry as measured by:

o        speed of response time;
o        turnaround time on resolving customer inquiries; and
o        customer satisfaction with the account relationship.

To this end, we intend to adequately staff our broker-dealer with properly trained and motivated customer service representatives; each of whom will be licensed brokers.

         Customer support will be provided through a variety of points. Key service features and tools include the following:

         o CUSTOMER SERVICE TEXT CHAT FORUM -- this online chat option will allow customers to gain access to a live operator while remaining online.
         o LIVE CUSTOMER CARE--we will have a customer service department with trained professionals who can assist customers in all aspects of their brokerage account from 8:30 a.m. to 6:00 p.m. Monday through Friday.
         o EMAIL COMMUNICATION -- allows customers to be kept informed of the status of their brokerage account on a regular basis, from check deposits to trade executions.

         We intend to monitor the speed and efficiency in which our broker-dealer representatives respond to telephone calls, questions posed in the online chat forum, and e-mails. We plan to monitor the overall level of customer satisfaction through surveys, written comments, e-mails and electronic postings by customers.

ON-LINE MARKET DATA AND FINANCIAL INFORMATION

Inlumen, Inc.

         On the website, we continually receive from Inlumen, Inc. (formerly known as Newsalert, Inc.) a direct feed of detailed stock quotes and market information and news throughout the day. Through this relationship with Inlumen, we provide our users easy and free access to all of the following information:

         o detailed delayed stock quote data including information relating to stocks, options, major market indices, most active issues, and largest gainers and losers for the major stock exchanges; trading volume, 52 week highs and lows, earnings purchase and time and size of last sale;
         o        stock price and volume charts;
         o        company research and real time market information;
         o        market commentary;
         o        financial news;

         o initial public offering calendar, performance, pricing, filing, commentary from IPO.com,
         o a Personal News service that lets the user access news on subjects of personal interest in one place. The user may choose pre-defined topics such as "industries" or "stocks", or may create the user's own "advanced" free-form query to include his or her own personal topics. A user can view the latest headlines on all chosen topics by accessing the user's personal news page and have the option of using our Clip AlertTM feature, which alerts the user via e-mail to important headlines on topics that the user has chosen. This tool, which is available free of charge upon completion of a simple registration form, also allows the user to select the frequency and style of these alerts; and
o a stock alert service at no additional cost upon completion by the user of a registration form, which enables our users to easily monitor price movements on specific stocks that they select; for example, assume that the current stock price for XYZ Co. is $10. If the user would like to be alerted when the stock price falls below $9 or jumps above $11, the user sets the desired limits, and within 15 minutes of the stock reaching either limit, the user will receive one e-mail message with such information.

         We anticipate that individuals that open and maintain brokerage accounts will be able to access real time quotes.

Fedwatch

         Our web site also includes a unique feature which allows "Fed watchers" to gauge the direction of interest rates by keeping abreast of speeches by and interviews with key government and business leaders and the news relating to such leaders.

Our on-line visitors share information

         We provide our users with a unique one to one forum to trade anonymous stock ideas via the web site. By entering a stock ticker symbol and a short message at the appropriate field on the site, the sender could receive an anonymous stock idea from another on-line participant.

Research center

         Our research center provides our users with access, through various hyperlinks to other web sites, to research and news about companies that our users are interested in researching. These web sites include:

o        Yahoo Finance
o        Motley Fool
o        Stockmaster
o        FreeRealTime.com
o        Silicon Investor
o        RagingBull
o        ClearStation

o        Go Network
o        Quicken
o        Smartmoney.com
o        Bloomberg - CNET Investor
o        TheStreet.com
o        CBS MarketWatch
o        Quote.com
o        ZDNet Interactive Investor
o        CNNfn On-line
o        ZDNet Interactive Investor
o        Forbes On-line
o        Reuters
o        PRNewswire
o        Businesswire
o        NewsAlert

Wireless Stock Quotes

         Our web site also features a Wireless Stock Quote Application for Palm Inc.'s Palm VII wireless connected organizer, which enables our users, at no cost after completion of a simple registration form, to receive stock quotes on their Palm VII.

OUR INSURANCE PRODUCTS AND SERVICES

         WealthHound, Inc.'s co-branding relationship with Quotesmith.com provides our users with a comprehensive Internet-based insurance service. The Quotesmith service enables consumers and business owners to obtain, at no cost, instant quotes from over 300 insurance companies. In addition, our visitors can efficiently search for, analyze, and compare insurance products and can easily select and purchase insurance directly from the insurance company of their choice, including the following insurance products:

o        Individual term life;
o        Private passenger automobile;
o        Dental;
o        Individual and family medical;
o        Medicare supplement;
o        Small group medical; and
o        Workers' compensation.

         WealthHound, through Quotesmith's proprietary database and industry expertise, provides a complete "quote to policy delivery" insurance solution without the involvement of any commissioned salespeople.

Mortgage services and products

         Our co-branding relationship with MortgageIT.com, Inc. offers our visitors a wide array of first mortgage products, as well as second mortgages and home equity lines of credit.

Our On-line Retail Products and Services

         In order to provide our users with a comprehensive personal financial web site, we have established a key relationship with Bcentral.com and LinkShare.com to provide an e-commerce area within our web site. Through this relationship we offer our visitors an opportunity to purchase items from over 100 retailers.

ENVITRO.COM, INC.

         In May 2000, envitro.com, Inc., a web site design services company, was organized as a wholly-owned subsidiary of WealthHound, Inc. To date, envitro has developed several web sites, for related parties, including but not limited to, Hipstyle.com and i-autoauction.com. We intend that envitro will continue to grow by procuring additional related and unrelated party business and through acquiring existing web site development companies.

OSRS COMMUNICATIONS, INC.

         In August 1999, OSRS Communications, an offsite, remote server to host web sites and e-mail accounts, was organized as a Florida Corporation and a wholly-owned subsidiary of WealthHound.com, Inc. On July 1, 2000, OSRS began its hosting business for related parties. OSRS intends to continue to grow its business by providing hosting services to additional related and unrelated parties and through the acquisition of existing webhosting companies.

                       REVENUES, MARKETING AND ADVERTISING

REVENUES

         We are in the development stage of our Internet business and we currently have generated no revenues from the operation of our website. Our agreements with each of Inlumen, Inc., formerly known as News Alert, Quotesmith and MortgageIT, and Bcentral.com and LinkShare.com, respectively, provide, for the payment of fees to us in the event we satisfy the conditions set forth in each of the agreements. Most of our expected 2001 revenue, however, will be from our brokerage product, which we plan to launch, if the WAP, Inc. merger closes and we receive NASD approval for the merger, in the first quarter of 2001. We have not yet determined the commission structure for our brokerage product.

         MortgageIT.com, Inc. pays us a monthly marketing fee based upon the number of loan applications it receives from our web site. The per loan application fee increases as the number of loan applications MortgageIT.com receives from our web site increases. The agreement with MortgageIT.com is for one year from the date the co-branded site was launched and may be terminated by each party with or without cause upon thirty days prior written notice after the third month anniversary of the launch date. In addition, we have agreed that during the term of the agreement, MortgageIT.com will be the exclusive residential mortgage broker and/or banker advertised, appearing and/or offering mortgage services on our website.

         According to our agreement with Quotesmith, Quotesmith.com, Inc. was supposed to pay us a referral fee based upon the number of requests for insurance quotes it receives from our web site. The referral fee was $1.50 per quote request for all insurance product lines except for automobile insurance where the referral fee was $0.25 per quote request. The agreement was terminable for any reason on 30 days written notice. On January 30, 2001, we received a letter from Quotesmith explaining that they have decided to discontinue that portion of the business which provides free links from other web sites and payment on a per quote basis. We were advised that payments under the agreement will cease on March 1, 2001. After March 1, 2001, our users will still be able to obtain insurance quotes at our site through Quotesmith, but we will not receive any compensation for them.

         Inlumen pays us a co-branding fee of $10 for every 1,000 page views above 250,000 page views per month. We pay Inlumen a minimum monthly charge of $3,500 for the use of its content. We have not yet received any co-branding fees from Inlumen in connection with this agreement. The Inlumen agreement does not expire until July 2001.

         We do not have a predetermined fee schedule with Bcentral.com and LinkShare.com.

MARKETING

         Our marketing strategy is based on an integrated marketing model which employs a mix of communications media. The goals of our marketing programs are to:

         o        increase WealthHound.com's brand name recognition;
         o        attract new users;
         o position WealthHound.com as a better way of accessing financial and market data, and managing portfolios for the individual investor; and
         o        increase the retention and value of existing users.

         We will pursue these goals through advertising, marketing on our own web site and other on-line opportunities, direct one-on-one marketing, public relations, and co-marketing programs. Advertising will direct interested users to our web site for additional information, as opposed to generating telephone-based inquiries. We have not to date advertised in either national or local print publications, on television or radio or on billboards.

         All communications with members of the public by our subsidiary broker-dealer that we may acquire in the future, are regulated by the National Association of Securities Dealers, Inc.

                         OUR BUSINESS EXPANSION STRATEGY

         Our principal short term business strategy is the acquisition of other online broker-dealer firms and the related customer accounts. These acquisitions are dependent on our ability to locate proper targets and to obtain the necessary financing to complete the acquisition.

         We also intend to pursue strategic relationships to increase our access to on-line consumers, to build brand name recognition and to expand the products and services we provide to our on-line users. In addition to ongoing relationships, we are pursuing, or intend in the near future to pursue, alliances with:

o        Internet access and service providers;
o        Internet content providers;
o        on-line broker-dealers;
o        mortgage companies;
o        insurance companies;
o        web site development companies;
o        web site and e-mail hosting companies; and
o        electronic commerce companies.

         Our long term strategy involves pursuing alliances with home and on-line banking service providers. These alliances are intended to increase our core user base, transaction volume and operational efficiency and to further enhance our brand name recognition. Our success in this regard will depend on locating and acquiring financially sound companies and raising additional financing sufficient to meet the costs of such acquisitions. There may be legal or licensing requirements that could adversely affect our ability to provide new services.

                                   COMPETITION

         The market for discount brokerage services, particularly electronic brokerage services, is new, rapidly evolving, and intensely competitive. We have seen a dramatic increase in competition from 1998-2000 and expect this competitive environment to continue in the future. We encounter direct competition from many discount brokerage firms, many of which provide on-line brokerage services. These competitors include such discount brokerage firms as Charles Schwab & Co., Inc., Fidelity Brokerage Services, Inc., TD Waterhouse Securities, Inc., E*TRADE Securities Inc., DLJdirect, a division of Donaldson, Lufkin & Jenrette, Inc., Morgan Stanley Dean Witter & Co., and Datek On-line Brokerage Services Corp. We also encounter competition from established full-commission brokerage firms as well as financial institutions, mutual fund sponsors and other organizations, some of which provide or have announced that they intend to provide on-line brokerage services.

         We also compete indirectly with a number of companies that either sell insurance on-line, such as Quicken InsureMarket, or provide lead referral services on-line, such as InsWeb Corporation. In the mortgage industry, we compete with on-line mortgage-product providers such as Lending Tree and E-Loan. In the web site development industry, we compete with numerous public and private entities, including but not limited to, Agency.com, Razorfish.com, Paradigm Exchange, and Xpedior, Inc. and in the web site hosting industry, we compete with such companies as Valueweb.net, Communitech.net, Hosting.com, Hostamerica.com, Homepage.com and Dell Hosting.

         A number of our competitors have significantly greater financial, technical, marketing and other resources. Some of our competitors also offer a wider range of services and financial products than us and have greater name recognition, more extensive customer bases and were first to the market. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than us and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than us. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share.

         WealthHound's business strategy is to capitalize on the emergence of the Internet as a revolutionary tool for communication and commerce, and more specifically, the low-cost, high value online brokerage industry. Despite intense competition from already established brand identities. We expect online brokerage activity to continue to grow, creating opportunities for us to enter into the online brokerage industry. We intend to present ourselves as an alternative to the "invisible" face presented by the very large Internet brokers. Essential to our business strategy are the following elements:

         o        establish a brand identity;
         o provide competitive rates for quality internet brokerage services; and
         o give investors increased control over their personal investments.

                         GOVERNMENT AND STATE REGULATION

Broker-dealer regulations

         We are currently not a registered broker-dealer or member of the NASD. We have entered into a merger agreement for the purchase of WAP, Inc. a broker-dealer firm. Upon the closing of the acquisition, we will be subject to securities industry regulations. The securities industry in the United States is subject to extensive regulation governing all aspects of the securities business. The SEC is the Federal agency responsible for administering the Federal laws. In general, broker-dealers are required to register with the SEC under the Securities Exchange Act of 1934, as amended. Under the Exchange Act, every registered broker-dealer that does business with the public is required to be a member of and is subject to the rules of the NASD. The NASD has established Rules of Fair Practice, which are subject to SEC approval, for all securities transactions among broker-dealers and private investors, trading rules for over-the-counter markets and operational rules for its member firms. The NASD conducts examinations of member firms, investigates possible violations of the federal securities laws and its own rules and conducts disciplinary proceedings involving member firms and associated individuals. The NASD administers qualification testing for all securities principals and registered representatives for its own account and on behalf of the state securities authorities.

         All broker-dealers, including WAP, Inc. are also subject to regulation under State law. WAP, Inc. is registered in approximately 41 states. A recent amendment to the Federal securities laws prohibits the States from imposing substantive requirements on broker-dealers that exceed those imposed under Federal law. The recent amendment, however, does not preclude the states from imposing registration requirements on broker-dealers that operate within their jurisdiction nor from sanctioning such broker-dealers from engaging in misconduct.

Net capital requirements

         As a registered broker-dealer and a member of the NASD, we are subject to the SEC's Uniform Net Capital Rule. The net capital rule is intended primarily to protect a broker-dealer's customers by measuring the general financial integrity and liquidity of a broker-dealer and requiring that at least a minimum part of its assets be kept in relatively liquid form. Under the net capital rule:

         o        a broker-dealer must maintain specified minimum net capital;

         o a broker-dealer is prohibited from making dividend payments, redeeming stock, repaying subordinated indebtedness or making any unsecured advance or loan to a stockholder, employee or affiliate, if its aggregate debit items rise beyond 5% of its net capital or its ratio of aggregate indebtedness to net capital exceeds 10 to 1; and

         o the SEC may restrict a broker-dealer, for up to 20 business days, from making any withdrawal of equity capital, or unsecured loans or advances to stockholders, employees or affiliates if:

                  o the capital withdrawal, together with all other net capital withdrawals during a 30-day period, exceeds 30% of excess net capital; and

                  o the SEC concludes that the capital withdrawal may be detrimental to the financial integrity of the broker-dealer.

         If a broker-dealer fails to maintain the required net capital, it may be subject to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies and limitations on its business activities. The broker-dealer could ultimately be required to liquidate its business.

         Net capital is essentially defined as net worth, plus, qualifying subordinated borrowing and certain discretionary liabilities, less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing conservatively certain other assets. Among these deductions are adjustments that reflect the possibility of a decline in the market value of an asset prior to its disposition.

Mortgage industry regulations

         Through our co-branding relationship with MortgageIT, the mortgage banking business that is conducted through our web site is subject to the rules and regulations of various federal, state and local regulatory agencies in connection with originating, processing, underwriting and selling mortgage loans. These rules and regulations, among other things, impose licensing obligations on MortgageIT, prohibit discrimination, establish underwriting guidelines and mandate disclosures and notices to borrowers. MortgageIT is also required to comply with each regulatory entity's financial requirements. If MortgageIT does not comply with these rules, regulations and requirements, the regulatory agencies may restrict the ability of MortgageIT to originate and fund mortgage loans; such restrictions could affect our business by reducing our user base.

Insurance industry regulations

         Through our co-branding relationship with Quotesmith, insurance business that is conducted through our web site is subject to extensive regulation by state governments. This regulation extends to the operations of insurance companies and insurance agents. In general, state insurance laws establish supervisory agencies with broad administrative and supervisory powers to grant and revoke licenses to transact business, impose continuing education requirements, regulate trade practices, require statutory financial statements of the insurance companies, approve individuals and entities to whom commissions can be paid, regulate methods of transacting business and advertising, approve policy forms, and regulate premium rates for some forms of insurance.

         Moreover, existing state insurance regulations require that a firm, or individual within that firm, must be licensed in order to quote an insurance premium. State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to compliance with applicable insurance laws and regulations by insurance companies and their agents. In recent years, a number of insurance agents and the life insurance companies they represent, have been the subject of regulatory proceedings and litigation relating to alleged improper life insurance pricing and sales practices. If any such proceedings were to be instituted against Quotesmith, they may have the effect of curtailing Quotesmith's operations which in turn could affect our business by reducing our user base. We are currently not governed by the regulatory requirements that currently govern Quotesmith.

Online commerce

         Because of the growth in the online commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market. For example, the U. S. Senate is currently considering a bill called the Online Investor Protection Act that would protect investors who use Internet brokerages by enabling the SEC to monitor online brokers, strengthen penalties for online fraud and give investors access to quarterly reports of online brokers. Recently, various regulatory \and enforcement agencies have been reviewing service and other issues, including systems integrity and capacity, customer access, best execution practices and advertising claims, as they relate to the online brokerage industry, including us. For example, the New York Attorney General's Office made an inquiry into the online brokerage industry because of a wave of complaints about system crashes, delayed trades and busy signals which resulted in the issuance of a report in November 1999 entitled "From Wall Street to Web Street: a Report on the Problems and Promise of the Online Brokerage Industry". Also, in November 1999, the SEC released a report summarizing the findings from a series of online investing roundtables entitled "On-Line Brokerage: Keeping Apace of Cyberspace." These reviews and reports may result in new regulations or increased enforcement actions.

         We anticipate that we may be required to comply with additional recordkeeping, data processing and other regulatory requirements as a result of proposed federal legislation or other legislative developments, and we may be subject to additional regulation as the market for online commerce evolves. Federal or state authorities could enact laws, rules or regulations affecting our business or operations. We also may be subject to federal, state, local and foreign money transmitter laws and state, local and foreign sales and use tax laws.

         Due to the increasing popularity of the Internet, laws and regulations may be enacted relating to the Internet, covering issues such as user privacy, pricing, content, consumer protection and quality of products and services. The Telecommunications Act of 1996 prohibits the transmission over the Internet of certain types of information and content. Although certain of these prohibitions have been held unconstitutional, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of the Internet and online commerce. In addition, several states have proposed legislation that would limit the uses of personal information gathered over the Internet. The European Union has enacted its own privacy regulations, which may result in limits on the collection and use of personal information gathered over the Internet that are more stringent than current Internet privacy standards in the United States. If these regulations were applied to us, we could be prevented from collecting data from users in European Union member countries and we could be subject to liability for use of information in contravention of the regulations. Other countries have adopted or may adopt similar legislation.

                                    EMPLOYEES

         With its subsidiaries we employ 7 full-time and 1 part-time employee.

                             DESCRIPTION OF PROPERTY

         We currently sub lease approximately 3,512 square feet from Atlas Capital Services, LLC, a Delaware limited liability company owned by Michael D. Farkas, the Company's principal shareholder, located at 225 Broadway, Suite 910, New York, New York 10007. The lease terms are at cost of Atlas Capital Services, LLC, the direct lessee on the premises. Our sub-lease expires on February 1, 2006. The property is suitable for our activities in our plan of operation.

                                LEGAL PROCEEDINGS

         The Securities and Exchange Commission's Office of Investor Education and Assistance received a complaint made by Lois Baldwin relating to an alleged delay in the transfer of her account from Ameritrade to WealthHound in April 2000 that resulted in an alleged loss of approximately $62,000. Since WealthHound is not a broker-dealer, and all accounts belong to and are operated by RichMark Capital Corporation and their representatives, the complaint was responded to by RichMark on September 20, 2000. RichMark vigorously denies the claim. We believe that Ms. Baldwin's complaint is without merit. We have not been advised of any further proceedings related to Ms. Baldwin's complaint. Notwithstanding our denial and intent to defend this complaint, there is no guarantee that we will be successful in defending against her claims.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information about our executive officers and directors.

Name                                Age            Position
----                                ---            --------
Michael D. Farkas                   28             chief executive officer and chairman of the
                                                   board
Seth S. Fishman                     30             president, chief financial officer and director
Robert A. Schechter                 28             general counsel, secretary and director

DIRECTORS

         MICHAEL D. FARKAS has been our chairman of the board and chief executive officer since March 7, 2000. Prior to joining our company, Mr. Farkas founded Atlas Recreational Holdings which owns a controlling interest in Holiday RV Superstores, Inc., a publicly traded company on Nasdaq (RVEE). Since 1995, Mr. Farkas has concentrated his business activities on mergers and acquisitions, financial consulting and fund raising primarily in the telecommunications, information technology and other hi-tech ventures through Atlas Equity Group, Inc. and Warrior Equity Partners, Inc. Mr. Farkas has been a director and president of Atlas Equity Group since May 1993 and director and president of Warrior Equity Partners, Inc. since January 1994. Mr. Farkas is also a director of i-incubator.com, Inc. since March 2000, director of Global Realty Management Group since February 1997; and director and president of i-RealtyAuction.com, Inc., a subsidiary of i-incubator.com, Inc.

         SETH S. FISHMAN, a certified public accountant, has been our president and chief financial officer since September 5, 2000. Mr. Fishman was appointed to our board of directors on August 2, 2000 and served as our vice-president of finance from May 16, 2000 to September 5, 2000. From 1992 to May 2000, Mr. Fishman held various finance and accounting related positions, including CFO, financial controller and accounting manager, at Thieme Medical Publishers, Inc., an international medical and scientific publisher. Mr. Fishman graduated with a BS in Accounting from Touro College in 1991 and received his MBA, with a focus on taxation, from Baruch College Business School in 1997.

         ROBERT A. SCHECHTER has been our general counsel and secretary since August 2, 2000. Mr. Schechter was appointed to the board of directors of WealthHound on August 2, 2000. From January 1998 to June 23, 2000, Mr. Schechter was an attorney at Yerushalmi & Associates, LLP, a New York law firm, where he represented multinational Internet and high tech companies. Mr. Schechter received his JD in 1997 from Hofstra University School of Law.

BOARD OF DIRECTORS

         The board of directors of WealthHound.com consists of three directors. On March 7, 2000, Rebecca J. Farkas, at the time our sole director and CEO, appointed Michael D. Farkas, who later became her husband, Scott B. Mager and Matthew C. Sher to our board of directors.

On March 8, 2000, Mrs. Farkas resigned from our board of directors and was replaced by her husband, Michael D. Farkas as CEO and Chairman of the board of directors. Messrs. Farkas, Mager and Sher appointed Alex Comandini to our board of directors. On July 18, 2000, Mr. Mager resigned from our board of directors to pursue another business opportunity. On August 2, 2000, Mr. Sher resigned from our board of directors to pursue another business opportunity. On August 2, 2000, Messrs. Farkas and Comandini appointed Seth Fishman and Robert Schechter to the board of directors. On August 24, 2000, Mr. Comandini resigned from our board of directors to pursue another business opportunity.

BOARD COMMITTEES

         The board of directors has established no committees.

EXECUTIVE COMPENSATION

         Rebecca Farkas was our chief executive officer and our sole director and officer during the 1999 fiscal year. Mrs. Farkas received no compensation for services performed during the 1999 fiscal year.

         The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2000 fiscal year, for our chief executive officer and for each of our other executive officers (the named executive officers) whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2000. None of the named executive officers received any compensation during 1998 or 1999.

                                                    Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------------------
                                           ANNUAL COMPENSATION                               LONG-TERM COMPENSATION
---------------------------------------------------------------------------  -----------------------------------------------------
                                                                                                 SECURITIES
                                                                                                 UNDERLYING
NAME AND PRINCIPAL           FISCAL                         OTHER ANNUAL    RESTRICTED STOCK       OPTIONS          ALL OTHER
POSITION                     YEAR       SALARY     BONUS    COMPENSATION       AWARDS (1)      (NO. OF SHARES)    COMPENSATION
-------------------------    ----       ------     -----    ------------       ----------      ---------------    ------------
Rebecca J. Farkas (2)        2000      $       0     $  0    $      0         $      0                      0      $         0(3)
Chief Executive Officer
Michael D. Farkas            2000        150,000(4)     0           0                0                      0           38,028(5)
Chief Executive Officer
Seth S. Fishman              2000        111,000(6)     0           0                0              3,250,000                0(3)
President and Chief
Financial Officer
Robert A. Schechter          2000        110,000(7)     0           0                0              1,036,000                0(3)
General Counsel and
Secretary

-------------------

(1) The named executive officers did not receive any long term incentive plan payouts in 2000.
(2)  Mrs. Farkas resigned as chief executive officer as of March 8, 2000.
(3) The aggregate amount of personal benefits not included in the summary compensation table does not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus paid to the named executive officers.
(4) Mr. Farkas commenced the right to receive his salary in July of 2000 and thus will only be entitled to receive $75,000 during the 2000 fiscal year. As of August 16, 2000, Mr. Farkas has elected to defer his salary until further notice.

(5) Mr. Farkas commenced the right to receive these perquisites in July and August of 2000 and thus will only be entitled to receive $18,889 worth of perquisites. These perquisites include an automobile lease for $1,844 per month, automobile insurance for $775 per month, garage space for $425 per month, cellular telephone for $125 per month and use of a gasoline credit card and E-Z Pass.
(6) Mr. Fishman commenced the right to receive his salary in May of 2000 and thus will only be entitled to receive $65,708 during the 2000 fiscal year.
(7) Mr. Schechter commenced the right to receive his salary in June of 2000 and thus will only be entitled to receive $53,750 during the 2000 fiscal year.

                                  STOCK OPTIONS

         We did not grant stock options in 1999.

         The following table sets forth information with respect to stock options granted to the named executive officers during fiscal year 2000:

                          OPTION GRANTS IN FISCAL 2000
                               (INDIVIDUAL GRANTS)
                               -------------------
                                                        % OF TOTAL OPTIONS
                               NUMBER OF SECURITIES         GRANTED TO
                                UNDERLYING OPTIONS         EMPLOYEES IN             EXERCISE
NAME                                 GRANTED                 FISCAL 2000             PRICE      EXPIRATION DATE
---------------------------    --------------------     -------------------      ------------   ---------------
Seth S. Fishman                      2,750,000(1)              51.8%                  $0.10                (2)
                                       500,000(3)               9.4%                  $0.35                (2)
Robert A. Schechter                  1,000,000(4)              18.8%                  $0.10                (2)
                                        36,000(5)               1.0%                  $0.35                (2)
-------------------

(1) 275,000 options vested immediately on the date of grant and the remainder of the options vest in three equal annual installments of 825,000 options commencing on September 5, 2001.
(2)  The options expire three years from each of their respective vesting dates.
(3) 50,000 options vested immediately on the date of grant and the remainder of the options vest in three equal annual installments of 150,000 options commencing on May 17, 2001.
(4) 100,000 options vested immediately on the date of grant and the remainder of the options vest in three equal annual installment of 300,000 options commencing on September 5, 2001.
(5) The options vest in three equal annual installments of 12,000 options commencing on July 12, 2001.

         No executive officer held options during the 1999 fiscal year. The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2000 fiscal year end:

                                     AGGREGATED OPTION EXERCISES IN THE 2000 FISCAL YEAR
                                         AND PROJECTED FISCAL YEAR END OPTION VALUE
                                        ------------------------------------------
                                                                NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED
                                    SHARES                      SECURITIES UNDERLYING     IN-THE-MONEY OPTIONS
                                  ACQUIRED ON       VALUE      OPTIONS AT FISCAL YEAR       AT FISCAL YEAR END
NAME                               EXERCISE        REALIZED         END EXERCISABLE            EXERCISABLE/
----                              -----------      --------         -------------        --------------------------

                                                                 UNEXERCISABLE             UNEXERCISABLE
                                                             ---------------------      -------------------

Seth S. Fishman                           0            0      325,000 / 2,925,000        $41,250 / $371,250
Robert A. Schechter                       0            0      100,000 / 936,000          $15,000 / $135,000

                              EMPLOYMENT AGREEMENT

         Pursuant to an employment agreement, which has since been terminated, Mr. Comandini was granted options to purchase 381,867 shares of our common stock. The option exercise price is $.35 per share. Mr. Comandini and WealthHound, Inc. agreed that the options shall terminate on August 24, 2003, three years from the date Mr. Comandini resigned from WealthHound.com.

         The Company has also entered into an employment contract with the president and chief financial officer, Seth S. Fishman dated December 27, 2000 and effective September 5, 2000. Mr. Fishman's employment contract is for four year term commencing on September 5, 2000 and ending on the fourth anniversary of such date, unless earlier terminated.

         Mr. Fishman's employment agreement provides that his base salary of $111,000 per year shall be increased by a minimum ten percent on the first anniversary of the employment term and on each anniversary date thereafter during the employment term. In addition, the Company has agreed to pay for Mr. Fishman's parking garage, gasoline, EZ Pass, Internet and Home phone line costs, to the extent such costs are directly related to the performance of his services to WealthHound, Inc. During Mr. Fishman's employment, the WealthHound, Inc. shall provide Mr. Fishman with a cellular telephone, and pay the cost of service for such cellular telephone, for Mr. Fishman's use in conducting the business of Wealthhound.com.

         The employment agreement also permits Mr. Fishman to continue other business interests and ownerships of other companies in which the employee is a stockholder or owner. WealthHound acknowledges and consents to the continuation of these ownerships and relationships, provided they do not interfere with Mr. Fishman's duties to WealthHound.

         The employment agreement further provides that if Mr. Fishman's employment is terminated at any time by WealthHound without cause during the first year of the employment term, WealthHound shall continue to pay to Mr. Fishman for a period of six months his monthly salary at the time of such termination and all medical and health benefits provided at the time of termination. Upon any termination of Mr. Fishman's employment without cause following the first anniversary date of the employment term, WealthHound shall continue to pay to Mr. Fishman for a period of twelve months his monthly salary at the time of such termination and all medical and health benefits provided at the time of termination; provided however, in the event Mr. Fishman is terminated without cause in the final year of this employment contract, WealthHound shall continue to pay Mr. Fishman his monthly salary and all medical and health benefits provided at the time of termination up until the end of the contract term. In addition to the foregoing, in the event Mr. Fishman's employment is terminated by WealthHound without cause, then all of the options granted to Mr. Fishman shall immediately vest and become exercisable.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of February 5, 2001, certain information with respect to the beneficial ownership of the common stock by:

         o each person known by us to beneficially own more than 5% of our outstanding shares;
         o        each of our directors;
         o        each named executive officer; and
         o        all of our executive officers and directors as a group.

         Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.


NAME AND ADDRESS OF                                          Amount and Nature of                     Percent of
BENEFICIAL OWNER (1)                                       Beneficial Ownership (2)             Outstanding Shares (3)
--------------------                                       ------------------------             ----------------------
5% Stockholders
---------------
Donald Engel
570 Park Avenue
New York, NY  10021                                                 4,000,000(4)                        5.0%

First Security Investments
1003 Finchley Road
London England NW117HB                                             15,000,000                          19.7%

Libra Finance S.A.
P.O. Box 4603
Zurich, Switzerland                                                 9,750,000(5)                       11.3%(6)

Celeste Trust Reg.
c/o Trevia-Treuhand-Anstalt
Landstrasse 8
Furstentums 9496
Balzers, Liechtenstein                                             19,046,610                          20.0%

Esquire Trade and Finance, Inc.
Trident Chambers
P.O. Box 46
Road Town, Tortola
British Virgin Islands                                             19,046,610                          20.0%

Amro International, S.A.
c/o Ultra Finanz
Grossmuenster Platz 26
P.O. Box 4401
Zurich CH 8022                                                     13,114,407                          14.7%



NAME AND ADDRESS OF                                          Amount and Nature of                     Percent of
BENEFICIAL OWNER (1)                                       Beneficial Ownership (2)             Outstanding Shares (3)
--------------------                                       ------------------------             ----------------------
Switzerland

Rebecca J. Farkas                                                  53,829,530(7)                       70.6%

DIRECTORS AND NAMED
EXECUTIVE OFFICERS
------------------
Michael D. Farkas                                                  53,829,530(8)                       70.6%
Seth S. Fishman                                                       325,000(9)                        *
Robert A. Schechter                                                   100,000(10)                       *

All the Officers and Directors as a Group                          54,254,530(11)                      71.2%

----------------
* Less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner is c/o WealthHound.com, Inc., 225 Broadway, Suite 910 New York, New York 10007.
(2) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.
(3) Shares subject to options are considered outstanding only for the purpose of computing the percentage of outstanding common stock which would be owned by the optionee if the options were so exercised, but (except for the calculation of beneficial ownership by all directors and executive officers as a group) are not considered outstanding for the purpose of computing the percentage of outstanding common stock owned by any other person.
(4) Includes 4,000,000 shares of common stock issuable upon exercise of a warrant.
(5) Includes 9,750,000 shares of common stock issuable upon exercise of currently exercisable warrants.
(6) Pursuant to the terms of the subscription agreement and private equity line of credit agreement, Libra may not exercise any warrants that would cause its beneficial ownership to exceed 9.99% of the common stock of WealthHound. See "The July 2000 and November 2000 Private Placement Transaction".
(7) Includes 28,329,530 shares beneficially owned by Mrs. Farkas' husband, Michael D. Farkas.
(8) Includes (i) 25,500,000 shares held by Mr. Farkas' wife, Rebecca J. Farkas, (ii) 15,000,000 shares held by First Security Investments over which Mr. Farkas has a verbal voting control agreement, (iii) 110,469 shares held by The Farkas Group, Inc. of which Mr. Farkas is the sole shareholder, (iv) 122,042 shares held by Atlas Equity Group of which Mr. Farkas is the President, (v) 670,000 shares held by Warrior Equity Partners, Inc. of which Mr. Farkas is the sole shareholder, (vi) 1,500,000 shares held by I-incubator.com, Inc. of which Atlas Equity Group is the majority shareholder, (vii) 240,000 shares held by GSM Communications, Inc. of which Mr. Farkas is the President, and (viii) 80,000 shares of common stock issuable upon exercise of currently exercisable warrants
(9) Consists of 325,000 shares of common stock issuable upon exercise of currently exercisable options.
(10) Consists of 100,000 shares of common stock issuable upon exercise of currently exercisable options.
(11)     Includes options and warrants indicated in notes (8), (9) and (10).

                              SELLING STOCKHOLDERS

         The shares being offered for resale by the selling stockholders consist of the shares of common stock underlying notes issued and issuable pursuant to subscription agreement, and warrants issued pursuant to subscription agreements and the equity line of credit agreement. None of the selling stockholders have and, within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates.

         The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of February 6, 2001 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                              Shares of common                                   Shares of common stock
                                            stock owned prior to    Shares of common stock       owned after offering(2)
Name of selling stockholder                     offering(1)             to be sold(1)          Number           Percent
---------------------------                 --------------------    ----------------------     ------           -------
Alon Enterprises Ltd. (3)                          1,250,000(4)            1,250,000(4)           0                0%

Amro International, S.A. (5)                      13,114,407(6)           13,114,407(6)           0                0%

Celeste Trust Reg. (7)                            19,046,610(8)           19,046,610(8)           0                0%

Esquire Trade & Finance Inc. (9)                  19,046,610(10)          19,046,610(10)          0                0%

The Keshet Fund L.P. (11)                          3,084,746(12)           3,084,746(12)          0                0%

Keshet L.P. (13)                                   3,559,322(14)           3,559,322(14)          0                0%

Libra Finance S.A. (15)                            9,750,000(16)           9,750,000(16)          0                0%

Nesher Ltd. (17)                                   2,847,457(18)           2,847,457(18)          0                0%

Talbiya B. Investments Ltd. (19)                   2,372,882(20)           2,372,882(20)          0                0%
                                                   ------------            -------------          -                --
Total                                             74,072,034              74,072,034              0                0%

-------------------
(1) Assumes that each selling stockholder will fully convert its notes, if any, on February 6, 2001 at a conversion price of $0.059, and will exercise all of its warrants, if any, into common stock and that we will fully exercise our right under the subscription agreement to require certain stockholders to purchase convertible notes.
(2) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold during the offering period.
(3) Ian Wrench is a director of Alon Enterprises Ltd. and has investment control of Alon.
(4) Includes 1,250,000 shares of common stock issuable upon exercise of warrants.
(5) H. U. Bachofen is a director of Amro International, S.A. and has investment control of Amro.
(6)      Includes 5,084,746 shares of common stock issuable upon conversion of a note in the amount of $300,000, 6,779,661 shares of common stock issuable upon conversion of notes issuable in the aggregate amount of $400,000 if we fully exercise our right under the subscription agreement to require the stockholder to purchase such notes, and 1,250,000 shares of common stock issuable upon exercise of warrants.
(7) Thomas Hackl is a representative of Celeste Trust Reg. and has investment control of Celeste.
(8)      Includes 6,355,932 shares of common stock issuable upon conversion of a note in the amount of $375,000, 11,440,677 shares of common stock issuable upon conversion of notes issuable in the aggregate amount of $675,000 if we fully exercise our right under the subscription agreement to require the stockholder to purchase such notes, and 1,250,000 shares of common stock issuable upon exercise of warrants.
(9) Gisela Kindle is a director of Esquire Trade & Finance Inc. and has investment control of Esquire.
(10)     Includes 9,745,763 shares of common stock issuable upon conversion of a note in the amount of $575,000, 8,050,847 shares of common stock issuable upon conversion of notes issuable in the aggregate amount of $475,000 if we fully exercise our right under the subscription agreement to require the stockholder to purchase such notes, and 1,250,000 shares of common stock issuable upon exercise of warrants.
(11) Keshet Management is the general partner of the Keshet Fund L.P. and has investment control of the Keshet Fund L.P.
(12)     Includes 1,101,695 shares of common stock issuable upon conversion of a note in the amount of $65,000, and 1,983,051 shares of common stock issuable upon conversion of notes issuable in the aggregate amount of $117,000 if we fully exercise our right under the subscription agreement to require the stockholder to purchase such notes.
(13) Keshet Management is the general partner of Keshet L.P. and has investment control of Keshet L.P.
(14)     Includes 1,271,186 shares of common stock issuable upon conversion of a note in the amount of $75,000, and 2,288,136 shares of common stock issuable upon conversion of notes issuable in the aggregate amount of $135,000 if we fully exercise our right under the subscription agreement to require the stockholder to purchase such notes.
(15) Seymour Braun is a director of Libra Finance S.A. and has investment control of Libra.
(16) Represents 9,750,000 shares of common stock issuable upon exercise of warrants.
(17) John Clarke is a director of Nesher Ltd. and has investment control of Nesher.
(18)     Includes 1,016,949 shares of common stock issuable upon conversion of a note in the amount of $60,000, and 1,830,508 shares of common stock issuable upon conversion of notes issuable in the aggregate amount of $108,000 if we fully exercise our right under the subscription agreement to require the stockholder to purchase such notes.
(19) John Clarke is a director of Talbiya B. Investments Ltd. and has investment control of Talbiya.
(20)     Includes 847,458 shares of common stock issuable upon conversion of a note in the amount of $50,000, and 1,525,424 shares of common stock issuable upon conversion of notes issuable in the aggregate amount of $90,000 if we fully exercise our right under the subscription agreement to require the stockholder to purchase such notes.

                              PLAN OF DISTRIBUTION

         The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

         o ordinary brokers transactions, which may include long or short sales,

         o transactions involving cross or block trades on any securities or market where our common stock is trading,
         o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
         o "at the market" to or through market makers or into an existing market for the common stock,
         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
         o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
         o any combination of the foregoing, or by any other legally available means.

         In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

         Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

         We will not receive any proceeds from the sale of the shares pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $45,155.

         We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus.

         The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On July 9, 1999, we issued an aggregate of 60,000,000 shares of our common stock to the following individuals and entities in exchange for their shares of WealthHound, Inc. common stock:

         o Rebecca J. Farkas, the wife of Michael D. Farkas, our chairman and chief executive officer was issued 25,500,000 shares of common stock;
         o Eric T. Seiden, a former officer, was issued 7,500,000 shares of our common stock;
         o Matthew C. Sher, a former officer and director, was issued 7,500,000 shares of our common stock;
         o Scott B. Mager, one of our former directors, was issued 3,000,000 shares of our common stock;
         o Quentin Road Productions a company affiliated with Michael Farkas, was issued 1,500,000 shares of our common stock; and
         o First Security Investments, was issued 15,000,000 shares of our common stock;

         On July 21, 1999 and June 14, 2000, we issued to Atlas Equity Group, a five percent beneficial owner of our common stock and an affiliate of Mr. Farkas, promissory notes in the amount of $7,000 and $40,000, respectively. The promissory notes bear interest at a rate of 8 1/4% and 10% per annum, respectively, and were due and payable on January 21, 2000 and July 30, 2000, respectively. These notes were paid in March 2000 and July 2000, respectively. In connection with the $40,000 promissory note, on June 14, 2000 we issued to Atlas Equity Group a warrant to purchase 80,000 shares of our common stock. The warrant is immediately exercisable at an exercise price of $.50 per share and has a term of one year.

         In October 1999, we issued to Master Communication Corp., an affiliated entity of Mr. Farkas, three promissory notes aggregating $37,500. The promissory notes each bear interest at a rate of 8.25% per annum and were due and payable in April 2000. These notes were paid prior to June 30, 2000.

         Between November 1999 and May 2000, we issued to Ostonian Securities Limited, five promissory notes aggregating $133,000. The promissory notes bear interest at rates of between 8% to 10% per annum and were due and payable on dates ranging from January 2000 through May 2000. Atlas Equity Group, Inc. acts as an advisor and consultant to Ostonian Securities Limited.

         From February 4, 2000 through February 28, 2000, we issued to Mr. Farkas, promissory notes aggregating $57,500. The promissory notes each bear interest at a rate of 8 1/4% per annum and were due and payable on dates ranging from February 18, 2000 through March 13, 2000. These notes were paid prior to June 30, 2000.

         On July 3, 2000, we issued to Libra Finance S.A., a five percent beneficial owner of our common stock, warrants to purchase 750,000 shares and 500,000 shares of our common stock, respectively, as finders fees in connection with the purchase of warrants by certain investors pursuant to a subscription agreement. The warrants are immediately exercisable at exercise prices of $.75 per share and $.65 per share, respectively, and have a term of four years.

         On July 3, 2000, we also issued to Libra, warrants to purchase 4,000,000 shares and 2,000,000 shares of our common stock, respectively, as finders fees in connection with the execution of an equity line of credit agreement. The warrants are immediately exercisable at exercise prices of $1.00 per share and $1.25 per share, respectively, and have a term of four years.

         On October 5, 2000, envitro.com, an indirect subsidiary of Wealthhound.com, issued invoices to i-realtyauction.com, i-autoauction.com and i-teleco.com, all wholly-owned subsidiaries of i-incubator.com, an affiliate of Mr. Farkas, in the amounts of $50,000, $50,000 and $18,537.50, respectively, for web development services. All these amounts, except for the invoice to i-autoauction.com, have been paid.

         On October 26, 2000, we issued to Ostonian Securities Limited a promissory note in the amount of $30,000. The promissory note bears interest at a rate of 10% per annum and is due and payable on November 20, 2000. This note was paid on November 6, 2000. On November 14, 2000, we issued to Ostonian Securities Limited a promissory note in the amount of $10,000. The promissory note bears interest at a rate of 10% per annum and is due and payable on December 14, 2000. On December 27, 2000, we issued to Ostonian Securities Limited a promissory note in the amount of $30,000. The promissory note bears interest at a rate of 10% per annum and is due and payable on January 31, 2001.

         On November 2, 2000, we lowered the exercise price on warrants previously issued to Libra to purchase 1,250,000 shares of our common stock to $0.50 per share and we issued warrants to purchase 2,500,000 shares of our common stock at an exercise price of $0.29 per share and a term of four years to Libra as a finder's fee.

         On February 2, 2001, WealthHound, Inc. signed a sub-lease agreement with Atlas Capital Services, LLC, for the sublease of approximately 3,512 square feet of suite 910, at 225 Broadway, NY, NY, 10007. The sublease agreement is for a term of 5 years and expires on February 1, 2006. Atlas Capital Services is a limited liability company owned by Michael D. Farkas.

         During 1999, Atlas Equity Group, Inc. billed us $250,000 in consulting services fees in connection with the merger between Bridgeport Communications, Inc. and WealthHound, Inc. Such fee has been accrued and is included in the financial statements.

         Atlas Equity Group, Inc. billed us $4,419 and $9,067 for office rent and administrative services for the periods ended June 30, 2000 and December 31, 1999, respectively.

         During 2000, Hipstyle.com, Inc., an affiliate of Atlas Equity Group, Inc., paid us $54,293 to build it a web site.

         In January 2001, Atlas Capital Services, paid WealthHound, Inc. a retainer fee of $20,000 to build its website.

                            DESCRIPTION OF SECURITIES

         The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

General

         Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, par value $.01 per share.

         As of the date of this prospectus, there were 76,203,833 shares of common stock outstanding held by 172 shareholders of record, and:

         o 5,657,687 shares of common stock issuable pursuant to outstanding options See "Share Eligible For Future Sale";
         o warrants to purchase 19,196,666 shares common stock. See "The July 2000 Transaction Subscription Agreements";
         o 59,322,033 shares of common stock reserved for issuance to the purchasers of 1,500,000 8% convertible notes and certain notes which may be issued to these purchasers. See "Shares Eligible for Future Sale." See also "The July 2000 and November 2000 Transaction-Subscription Agreements."

         There will be 160,200,219 shares of common stock outstanding after this offering, giving effect to the exercise or conversion of all outstanding notes, warrants and options.

         The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

                    DELAWARE BUSINESS COMBINATION PROVISIONS

         We are governed by the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

         o prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;
         o the stockholder acquired more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or
         o the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

         An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

         o for any breach of a director's duty of loyalty to the corporation or its stockholders,
         o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
         o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
         o for any transaction from which a director derived an improper personal benefit.

         Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

         Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

         We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. In addition, we maintain an insurance policy with Lloyd's of London in the amount of $1,000,000 with respect to potential liabilities of our directors and officers, including potential liabilities under the Securities Act of 1933.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

         Upon effectiveness of this registration statement we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 75 Park Place, Room 1400, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

         We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock issuable upon exercise of warrants and upon conversion of notes issued and issuable to be sold by the selling stockholders. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

TRANSFER AGENT

         The Transfer Agent and Registrar for our common stock is Continental Stock Transfer & Trust Company, Two Broadway, New York, New York 10004. Its telephone number is (212) 509-4000.

LEGAL MATTERS

         The validity of the shares of common stock offered in this prospectus has been passed upon for us by Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Its telephone number is (212) 704-6000.

EXPERTS

         The financial statements as of December 31, 1999 and for the period April 27, 1999 (date of inception) through December 31, 1999 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's recurring losses from operations which raise substantial doubt about its ability to continue as a going concern), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------

                              WealthHound.com, Inc.

                                   74,072,034

                                     Shares

                                  Common Stock

                                   PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

                               ____________, 2001

--------------------------------------------------------------------------------

    WEALTHHOUND.COM, INC.
    AND SUBSIDIARIES
    (A DEVELOPMENT STAGE ENTITY)

    CONSOLIDATED FINANCIAL STATEMENTS

    CONSOLIDATED FINANCIAL STATEMENTS AS OF AND
    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000,
    AS OF DECEMBER 31, 1999 AND FOR THE PERIODS
    APRIL 27, 1999 (DATE OF INCEPTION) THROUGH
    SEPTEMBER 30, 2000 AND APRIL 27, 1999 THROUGH
    DECEMBER 31, 1999

WEALTHHOUND.COM, INC.
AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTITY)

TABLE OF CONTENTS                                                                       PAGE
--------------------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT                                                            1

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER
30, 2000, AS OF DECEMBER 31, 1999 AND FOR THE PERIODS APRIL 27, 1999 (DATE OF
INCEPTION) THROUGH SEPTEMBER 30, 2000 AND APRIL 27, 1999 THROUGH DECEMBER 31,
1999:

   Balance Sheets                                                                       2

   Statements of Operations                                                             3

   Statements of Stockholders' Equity (Deficit)                                         4

   Statements of Cash Flow                                                              5

   Notes to Consolidated Financial Statements                                          6-15

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Wealthhound.Com, Inc.
New York, New York

We have audited the accompanying consolidated balance sheet of WealthHound.com, Inc. and subsidiaries (the "Company", a development stage entity) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period April 27, 1999 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted within the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999, and the results of its operations and its cash flows for the period April 27, 1999 (date of inception) to December 31, 1999, in conformity with accounting principles generally accepted within the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Deloitte & Touche LLP

September 25, 2000

WEALTHHOUND.COM, INC.
AND SUBSIDIARIES
(A Development Stage Entity)

CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------------------------------
                                                                            September 30,     December 31,
                                                                                 2000             1999
ASSETS                                                                       (Unaudited)

CURRENT ASSETS:
  Cash and cash equivalents                                                   $  30,947       $ 154,394
  Prepaid expenses                                                              179,873          25,098
  Deposits and other current assets                                              12,595           5,000
  Other receivable                                                               20,870               -
                                                                             ----------      ----------

           Total current assets                                                 244,285         184,492

PROPERTY AND EQUIPMENT - Net                                                    198,299          11,977

SECURITY DEPOSITS                                                               244,388               -

NOTES RECEIVABLE                                                                 45,000               -

DEFERRED FINANCING FEES                                                       1,260,000               -

DEFERRED EQUITY COSTS                                                         1,980,000               -
                                                                             ----------      ----------

TOTAL ASSETS                                                                $ 3,971,972       $ 196,469
                                                                             ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Notes payable                                                               $ 726,000       $ 378,000
  Accounts payable and accrued expenses                                         301,716          85,365
  Due to Atlas (Note 9)                                                         250,000         250,000
  Due to stockholders                                                            48,850         120,100
  Notes payable - related parties                                                     -          44,500
  Capital lease obligations - current portion                                    14,466           1,290
                                                                             ----------      ----------

           Total current liabilities                                          1,341,032         879,255
                                                                             ----------      ----------

CAPITAL LEASE OBLIGATION                                                         23,949           3,361
                                                                             ----------      ----------

CONVERTIBLE NOTES, Net of unamortized discount of $617,378                      632,622               -
                                                                             ----------      ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $.001 par value, 200,000,000 shares authorized;
    75,774,025 and 74,873,025 issued and outstanding,
     at September 30, 2000 and December 31, 1999, respectively                   75,774          74,873
  Common stock warrants                                                       5,261,658           8,168
  Deferred stock-based compensation                                          (2,386,970)        (11,250)
  Additional paid-in capital                                                  5,694,987         245,902
  Deficit accumulated during the development stage                           (6,671,080)     (1,003,840)
                                                                             ----------      ----------

           Total stockholders' equity (deficit)                               1,974,369        (686,147)
                                                                             ----------      ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                       $  3,971,972      $  196,469
                                                                             ==========      ==========

See notes to consolidated financial statements.

WEALTHHOUND.COM, INC.
AND SUBSIDIARIES
(A Development Stage Entity)

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         PERIOD FROM APRIL
                                                         27, 1999 (DATE OF                           PERIOD FROM APRIL
                                                            INCEPTION) TO      NINE MONTHS ENDED     27, 1999 (DATE OF
                                                         SEPTEMBER 30, 2000    SEPTEMBER 30, 2000      INCEPTION) TO
                                                            (UNAUDITED)          (UNAUDITED)         DECEMBER 31, 1999

NET REVENUE                                                  $ 75,146              $ 75,146                  $ -
OPERATING EXPENSES:
Sales and marketing                                           220,563               190,723               29,840
Website development costs                                     393,047               206,112              186,935
General and administrative                                  3,448,744             2,667,307              781,437
Depreciation                                                   26,923                25,686                1,237
Stock based compensation expense
($1,309 related to sales and marketing,
$248,613 related to Website development costs,
and $1,560,016 related to general and administrative
for the twelve months ended September 30, 2000)             1,809,938             1,809,938                    -
                                                    ------------------    ------------------    -----------------
             Total operating expenses                       5,899,215             4,899,766              999,449
                                                    ------------------    ------------------    -----------------

LOSS FROM OPERATIONS                                       (5,824,069)           (4,824,620)            (999,449)

OTHER INCOME                                                   17,071                17,071                    -

INTEREST EXPENSE                                             (864,082)             (859,691)              (4,391)
                                                    ------------------    ------------------    -----------------

NET LOSS                                            $      (6,671,080)    $      (5,667,240)    $     (1,003,840)
                                                    ==================    ==================    =================
NET LOSS PER COMMON SHARE                           $           (0.10)    $           (0.08)    $          (0.02)
                                                    ==================    ==================    =================

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                                65,415,521            75,455,835           54,367,138
                                                    ==================    ==================    =================

See notes to consolidated financial statements.

WEALTHHOUND.COM, INC.
AND SUBSIDIARIES
(A Development Stage Entity)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
---------------------------------------------------------------------------------------------------------------------------
                                                                                   Common        Deferred      Additional
                                                      Number of      Common        Stock        Stock-Based      Paid-in
                                                       Shares         Stock       Warrants     Compensation      Capital
BALANCE, APRIL 27, 1999
  (DATE OF INCEPTION)                                               -         $ -            $ -             $ -           $ -
  Issuance of common stock to founders of
    WealthHound, Inc.                                       5,000,000       5,000                                      102,375
  Exchange of WealthHound, Inc.
    common stock with Bridgeport
    Communications, Inc.                                   (5,000,000)     (5,000)                                       5,000
  Acquisition of WealthHound, Inc. by Bridgeport
    Communications, Inc., through exchange of
    5,000,000 shares of WealthHound stock, par value
    $.001 for 60,000,000 shares of Bridgeport stock,
    par value $.001                                        60,000,000      60,000                                      (60,000)
  Consolidation of Bridgeport
    Communications, Inc. in WealthHound, Inc.              14,698,025      14,698                                      (14,698)
  Issuance of stock for services                              175,000         175                                      201,975
  Issuance of warrants for services                                                        8,168
  Deferred stock-based compensation                                                                      (11,250)       11,250
  Net loss
                                                          -----------    --------   ------------     ------------  -----------
BALANCE, DECEMBER 31, 1999                                 74,873,025      74,873          8,168         (11,250)      245,902

  Issuance of common stock                                    900,000         900         39,430                       718,003
  Issuance of common stock for services                         1,000           1                                          999
  Issuance of warrants for services                                                    1,413,559
  Issuance of warrants in connection with notes                                           34,926
  Deferred stock-based compensation                                                                   (4,185,658)    4,185,658
  Amortization of deferred stock-based compensation                                                    1,809,938
  Issuance of warrants in connection with convertible debt                             3,765,575
  Benefical conversion feature on issuance of convertible debt                                                         544,425
  Net loss
                                                          -----------    --------   ------------     ------------  -----------
BALANCE, SEPTEMBER 30, 2000 (UNAUDITED)                   75,774,025     $75,774    $ 5,261,658      $(2,386,970)  $ 5,694,987
                                                          ===========    ========   ============     ============  ===========
                                                                  DEFICIT
                                                                Accumulated          Total
                                                                During the       Stockholders'
                                                                Development         Equity
                                                                   Stage           (Deficit)
BALANCE, APRIL 27, 1999
  (DATE OF INCEPTION)                                                 $ -               $ -
  Issuance of common stock to founders of
    WealthHound, Inc.                                                               107,375
  Exchange of WealthHound, Inc.
    Common stock with Bridgeport
    Communications, Inc.                                                                  -
  Acquisition of WealthHound, Inc. by Bridgeport
    Communications, Inc., through exchange of
    5,000,000 shares of WealthHound stock par value
    $.001 for 60,000,000 shares of Bridgeport stock,
    par value $.001                                                                       -
  Consolidation of Bridgeport
    Communications, Inc. in WealthHound, Inc.                                             -
  Issuance of stock for services                                                    202,150
  Issuance of warrants for services                                                   8,168
  Deferred stock-based compensation                                                       -
  Net loss                                                     (1,003,840)       (1,003,840)
                                                               ------------      -----------
BALANCE, DECEMBER 31, 1999                                     (1,003,840)         (686,147)

  Issuance of common stock                                                          758,333
  Issuance of common stock for services                                               1,000
  Issuance of warrants for services                                               1,413,559
  Issuance of warrants in connection with notes                                      34,926
  Deferred stock-based compensation                                                       -
  Amortization of deferred stock-based compensation                               1,809,938
  Issuance of warrants in connection with convertible debt                        3,765,575
  Interest expense relating to benefical conversion                                 544,425
  Net loss                                                     (5,667,239)       (5,667,239)
                                                               ------------      -----------
BALANCE, SEPTEMBER 30, 2000 (UNAUDITED)                       $(6,671,079)      $ 1,974,369
                                                              ============      ===========

See notes to consolidated financial statements.

WEALTHHOUND.COM, INC.
AND SUBSIDIARIES
(A Development Stage Entity)

CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------------------------------------------------
                                                                         Period From                      Period From
                                                                       April 27, 1999                    April 27, 1999
                                                                          (Date of       Nine Months        (Date of
                                                                        Inception) to       Ended        Inception) to
                                                                        September 30,   September 30,     December 31,
                                                                            2000             2000             1999
                                                                        (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net loss                                                                $ (6,671,080)    $ (5,667,240)    $ (1,003,840)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation                                                                26,923           25,686            1,237
    Amortization of deferred stock-based compensation                        1,809,938        1,809,938                -
    Other stock-based expense                                                5,969,803        5,759,485          210,318
    Changes in assets and liabilities:
      Increase in other receivable                                             (20,870)         (20,870)               -
      Increase in prepaid expenses                                            (179,873)        (154,775)         (25,098)
      Increase in deposits and other current assets                            (12,595)          (7,595)          (5,000)
      Increase in security deposits                                           (244,388)        (244,388)               -
      Increase in notes receivable                                             (45,000)         (45,000)               -
      Increase in deferred financing fees                                   (1,260,000)      (1,260,000)               -
      Increase in deferred equity cost                                      (1,980,000)      (1,980,000)               -
      Increase in accounts payable and
        accrued expenses                                                       600,566          145,101          455,465
                                                                          ------------     ------------     ------------

           Net cash used in operating activities                            (2,006,576)      (1,639,658)        (366,918)
                                                                          ------------     ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                         (186,807)        (178,244)          (8,563)
                                                                          ------------     ------------     ------------

           Net cash used in investing activities                              (186,807)        (178,244)          (8,563)
                                                                          ------------     ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                                       865,708          758,333          107,375
  Proceeds from short-term borrowings - net                                    726,000          303,500          422,500
  Proceeds from financing agreement                                            632,622          632,622                -
                                                                          ------------     ------------     ------------

           Net cash provided by financing activities                         2,224,330        1,694,455          529,875
                                                                          ------------     ------------     ------------

NET INCREASE (DECREASE)  IN CASH AND
  CASH EQUIVALENTS                                                              30,947         (123,447)         154,394

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                                                -          154,394                -
                                                                          ------------     ------------     ------------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                                           $     30,947         $ 30,947        $ 154,394
                                                                          ============     ============     ============

SUPPLEMENTAL NONCASH TRANSACTIONS
  Amount paid for interest                                                $      4,556          $ 4,556               -
                                                                          ============     ============     ============

   Fixed assets purchased with capital lease obligations                  $     46,296         $ 41,589          $ 4,707
                                                                          ============     ============     ============
See notes to consolidated financial statements.

                                       -5-

WEALTHHOUND.COM, INC.
AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTITY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    ORGANIZATION

      WealthHound.com, Inc. (the "Company")(a development stage entity), is a successor of Bridgeport Communications, Inc. ("Bridgeport"). Bridgeport (a Florida corporation) is a public company whose operations ceased during 1998. In July 1999, Bridgeport acquired all of the outstanding shares of common stock of WealthHound, Inc. ("WealthHound") by issuing 60 million shares of its common stock ("WH Acquisition"). The management of WealthHound controlled the daily operations of the Company and subsequent to the WH Acquisition retained majority control. As a result, the WH Acquisition was accounted for as a reverse merger (Note 2). In July 1999, the Company changed its name from Bridgeport Communications, Inc. to WealthHound.com, Inc. On October 20, 2000 the Company incorporated in Delaware through a merger with a wholly-owned Delaware company formed for this purpose.

      In July 1999, WealthHound Trading Inc. ("Trading") was organized as a Florida Corporation, and is a wholly owned subsidiary of WealthHound. In August 1999, OSRS Communications was organized as a Florida Corporation and a wholly-owned subsidiary of the Company.

      In May 2000, envitro.com, Inc. ("envitro") was organized as a Delaware Corporation and is a wholly-owned subsidiary of WealthHound.

      In July 2000, WealthHound Securities, Inc. ("Securities") was organized as a Delaware Corporation and is a wholly-owned subsidiary of the Company.

      In August 2000, WealthHound Securities, Inc., a wholly owned subsidiary of WealthHound.com, Inc., entered into a merger agreement with WAP, Inc., an authorized and registered broker-dealer and a member of the National Association of Securities Dealers, Inc. ("NASD") and the Securities Investment Protection Corp. ("SIPC"). The closing of the merger agreement is subject to various conditions, including WAP, Inc. obtaining NASD approval to expand its business operations, WAP, Inc. entering into an agreement with a clearing firm, and WAP, Inc, obtaining NASD approval of the merger. Upon the Effective Date of the merger agreement (as defined therein), all of the outstanding shares of capital stock of WAP, Inc. immediately prior to the Effective Date shall be converted into the immediate right of WAP, Inc. to receive 100,000 shares of common stock, $.001 par value of WealthHound.com, Inc.

      Subject to National Association of Securities Dealers, Inc. ("NASD") approval of the merger and the closing of the merger, the Company plans to launch its brokerage product in the first quarter of 2001.

      The Company is in the development stage of its business which is creating a full service, one stop, financial services portal for diversified self-directed investors. The Company's ongoing business strategy is to offer an array of services to enhance its customers' experience and empower them to better manage their personal prosperity and investments. The Company's web site will offer self-directed investors a comprehensive suite of products and services, including numerous free resources, such as: breaking financial news; delayed stock and option price quotes; Java-based charting and quote applications; real-time market commentary and analysis; research on company financial data; and information relating to initial public offerings. Through its relationships with various companies, the

      Company offers its visitors the on-line opportunity to apply for home mortgages through Mortgageit.com and obtain insurance quotes and insurance policies through Quotesmith.com.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

      REVERSE MERGER METHOD OF ACCOUNTING - Following the WH Acquisition, management of WealthHound became management of the Company. The former stockholders of WealthHound owned approximately 81% of the outstanding shares of common stock of the Company immediately following the WH Acquisition.

      In accordance with generally accepted accounting principles, the WH Acquisition was accounted for as a reverse merger. As a result, WealthHound is considered to be the acquiring entity and Bridgeport the acquired entity for accounting purposes, even though Bridgeport is the acquirer for legal purposes. The historical financial information of WealthHound became the historical financial information of the Company and historical stockholders' equity and earnings per share prior to the merger have been retroactively restated for the equivalent number of shares received in the merger. The financial statements subsequent to the WH Acquisition include: (1) the balance sheet with the net assets of WealthHound at historical costs; and (2) the results of operations of WealthHound through the date of the WH Acquisition and the results of operations of the Company after the acquisition date.

      BASIS OF PRESENTATION - The financial statements of the Company have been prepared in conformity with Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and Reporting by Development Stage Enterprises. As a development stage entity with no commercial operating history, the Company is subject to all of the risks and expenses inherent in the establishment of a new business enterprise. To address these risks and expenses, the Company must, among other things, respond to competitive developments; attract, retain and motivate qualified personnel; and support the expense of marketing new services based on innovative technology. The Company has realized revenue principally from providing web site development services to Hipstyle.com, Inc. a related party. The company expects to recognize similar amounts of revenue through the third quarter of 2002, when at such time it expects to recognize additional revenue from its brokerage business. As a result of incurring expenses in these developmental activities without generating revenues, the Company has incurred significant losses and negative cash flow from operating activities, and as of September 30, 2000, the Company has accumulated net losses of $6,671,080. The Company expects to incur substantial losses and negative cash flow from operating activities for the foreseeable future.

      The Company has not generated cash from operating activities since inception. The Company had cash of $30,947 at September 30, 2000. The Company has entered into an agreement, which, subject to certain conditions being met, will provide for access to additional funding in 2001 (See Note 12). Should the Company not obtain access to the additional funding described above it may not be able to meet its obligations as they come due.

      CASH EQUIVALENTS - For the purposes of the statement of cash flows, the Company considers all short-term, highly-liquid investments with an original maturity of three months or less to be cash equivalents.

      REVENUE RECOGNITION - The Company is in the development stage of its product creating a full service, one stop, financial services portal for diversified self-directed investors. The Company's ongoing business strategy is to offer an array of services to enhance its customers' experience and empower them to better manage their personal prosperity and investments. No revenues have been generated from this business. In addition, the Company has a wholly-owned subsidiary that designs and builds websites and records revenue upon completion of such projects. For the nine months ended September 30, 2000 $75,146 has been recognized as revenue. Additionally, through a wholly-owned subsidiary, the Company provides web-hosting services. No revenues have been recognized by this subsidiary.

      FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and notes payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

      EFFECTS OF RECENTLY ISSUED ACCOUNTING STANDARDS - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities." SFAS 133 established new standards of accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the income statement or as a component of comprehensive income, depending on the type of hedging relationship that exists. In July 1999, the Financial Accounting Standards Board deferred the effective date of SFAS 133 until the first quarter for fiscal years beginning after June 15, 2000. In June 2000, the Financial Accounting Standards Board issued SFAS No. 138, "Accounting for Derivative Instruments and Hedging Activities - An Amendment to FASB Statement No. 133". SFAS No. 138 amends the accounting and reporting standards for certain derivatives and hedging activities such as net settlement contracts, foreign currency transactions and inter-company derivatives. The Company will adopt SFAS 133 in the quarter ending March 31, 2001. The Company does not currently hold derivative instruments or engage in hedging activities and it does not expect that the requirements of SFAS 133 and SFAS 138 will have a material effect on its financial statements and related disclosures.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded on the straight-line method over the estimated useful lives of the related assets. The Company depreciates furniture and equipment over five years. Leasehold improvements are capitalized and amortized on the straight-line basis over the shorter of their useful life or the term of the related lease. Maintenance and repairs are expensed as incurred. When property or equipment is retired or otherwise disposed of, related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

      The Company reviews assets for impairment whenever events or changes in circumstances indicate the carrying value of the asset may not be recoverable. A determination of impairment, if any, is made based on estimates of undiscounted future cash flows. For the periods ended December 31, 1999 and September 30, 2000, there have been no asset impairments.

      USE OF ESTIMATES - The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

      BASIS OF PRESENTATION - The financial statements of the Company have been prepared on the accrual basis of accounting. A summary of the major accounting policies followed in the preparation of the accompanying financial statements, which conform to generally accepted accounting principles, is presented below. The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included.

      STOCK-BASED COMPENSATION - Stock-based compensation is recognized using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock and is amortized over the vesting period. The Company has adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which requires the Company to disclose the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted.

      SEGMENTS - The Company has adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for companies to report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Since the Company had minimal revenue during the period ended September 30, 2000 no disclosure is made.

3.    STOCK OPTIONS

      Effective March 8, 2000, the Company established a stock option plan (the "Plan"). The Plan provides for the grant to employees of the Company of incentive stock options to purchase shares of the Company's common stock. The Plan also provides for the grant to certain employees, officers, directors and consultants of the Company of nonqualified options to purchase shares of the Company's common stock. The Plan is administered by a committee appointed by the Board of Directors which determines the terms of the options granted, including the exercise price, the number of shares subject to option, and the option vesting period. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. The maximum aggregate number of shares that may be optioned and sold under the Plan is 15,000,000 shares of common stock. Stock options outstanding at September 30, 2000 and December 31, 1999 have exercise prices between $.10 and $1.00 and $.50 and $1.00, respectively, and a weighted average contractual life of 2 years.

      The following table summarizes stock option plan activity:

                                                        WEIGHED AVERAGE
                                                  OPTIONS      EXERCISE PRICE

Granted                                              95,000          $ 0.89
Canceled                                                  -               -
Exercised                                                 -               -
                                                 ----------     -----------

Outstanding at December 31, 1999                     95,000            0.89

Granted                                           9,741,369            0.25
Canceled                                                  -               -
Exercised                                                 -               -
                                                 ----------     -----------

Outstanding at September 30, 2000 (Unaudited)     9,836,369          $ 0.25
                                                 ==========     ===========

      No options were exercisable as of December 31, 1999. A total of 816,687 options with a weighted average exercise price of $0.24 per share were exercisable as of September 30, 2000.

      The Company recorded $4,185,658 and $11,250 of deferred stock-based compensation as of September 30, 2000 and December 31, 1999, respectively, as a result of granting stock options with exercise prices below the estimated fair value of the Company's common stock at the date of grant. Deferred stock-based compensation has been presented as a component of stockholders' equity (deficit) and is being charged to expense over the vesting period of the applicable options.

      Pro forma information assuming the Company had accounted for its employee stock options granted under the fair value method prescribed by SFAS No. 123 is presented below. The per share weighted-average fair value of stock options granted through the periods ended September 30, 2000 and December 31, 1999 was $.50 and $.83, respectively on the dates of grants using the Black-Scholes option pricing model (80% volatility). The fair value of options was estimated using a risk-free interest rate of 6%, a dividend yield of 0%, and a weighted average expected life of two years.

                                        Nine Months           Period
                                           Ended              Ended
                                       September 30,       December 31,
                                            2000               1999
                                        (Unaudited)
Net loss:
  As reported                           $(5,667,240)       $(1,003,840)
  Pro forma                              (6,257,289)        (1,003,840)

Basic loss per share
  As reported                               $ (0.08)           $ (0.02)
  Pro forma                                   (0.08)             (0.02)

4.    NET LOSS PER COMMON SHARE

      The Company computes net loss per common share in accordance with SFAS No. 128, Earnings Per Share. Under SFAS No. 128, the Company is required to present basic and diluted earnings per share, if applicable. Basic earnings per share are calculated based on weighted average number of shares outstanding during the period. Diluted earnings per share calculation would include the weighted average number of shares outstanding and gives effect to potentially dilutive common shares such as options, warrants and convertible debt and preferred stock outstanding.

      Net loss per common share for the periods ended September 30, 2000 and December 31, 1999 is based on the weighted average number of shares of common stock outstanding during the periods. Potentially dilutive securities include options, warrants and convertible preferred stock; however, such securities have not been included in the calculations of net loss per common share as their effect would be antidilutive. Therefore, there is no difference between the basic and diluted net loss per common share for any of the periods presented.

5.     PROPERTY AND EQUIPMENT

      Property and equipment - net consists of the following:

                                              SEPTEMBER 30,       DECEMBER 31,
                                                  2000               1999
                                             (UNAUDITED)

Computer equipment                              $110,171          $ 13,214
Furniture, fixtures and equipment                115,051                 -
                                               ---------          --------

                                                 225,222            13,214

Less accumulated depreciation                    (26,923)           (1,237)
                                               ---------          --------

Property and equipment - net                    $198,299          $ 11,977
                                               =========          ========

      Depreciation expense for the periods ended September 30, 2000 and December 31, 1999 was $25,686 and $1,237, respectively. Included in computer equipment is equipment purchased with capital lease obligations of $38,416 and $4,707 at September 30, 2000 and December 31, 1999, respectively.

6.     NOTES PAYABLE

      At September 30, 2000 and December 31, 1999, notes payable consist of seventeen and fourteen individual notes, respectively. These notes are short-term borrowings with maturities of less than one year with interest rates ranging between 8% and 11.5% per annum.

      At September 30, 2000 and December 31, 1999, notes payable to related parties totaled $0 and $44,500 (with interest of 10% per annum), respectively.

7.     ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Accounts payable and accrued expenses consist of the following:

                                                 September 30,   December 31,
                                                     2000            1999
                                                 (Unaudited)

Accounts payable                                  $ 201,295       $     -
Accrued expenses                                     49,207          81,097
Interest payable                                     51,214           4,268
                                                  ---------       ---------

                                                  $ 301,716       $  85,365
                                                  =========       ========

8.    RELATED PARTY EQUITY TRANSACTIONS

      In July 1999, the Company issued an aggregate of 60,000,000 shares of its common stock to the following individuals and entities:

      o Rebecca J. Brock ("Ms. Brock"), a beneficial owner of the Company's common stock and the wife of Michael D. Farkas ("Mr. Farkas"), the Company's Chairman and Chief Executive Officer;

      o Eric T. Seiden, at the time a beneficial owner of the Company's common stock;

      o Matthew C. Sher, at the time a beneficial owner of the Company's common stock;

      o     Scott B. Mager, one of the Company's former directors;

      o Quentin Road Productions ("Quentin"), a beneficial owner of the Company's common stock. Ms. Brock was the former Chairman and CEO of Quentin and Mr. Farkas was a former beneficial owner of the common stock of Quentin; and

      o First Security Investments, a beneficial owner of the Company's common stock, in exchange for their shares of common stock of WealthHound, Inc.

      In July 1999 and June 2000, the Company issued to Atlas Equity Group, Inc. ("Atlas"), a beneficial owner of the Company's common stock and an affiliate of Mr. Farkas, promissory notes in the amount of $7,000 and $40,000, respectively. The promissory notes bear interest at a rate of 8.25% and 10% per annum, respectively, and were due and payable in January 2000 and July 2000, respectively. These notes were paid in March 2000 and July 2000, respectively. In addition, in June 2000 the Company issued to Atlas a warrant to purchase 80,000 shares of its common stock.

      In October 1999, the Company issued to Master Communication Corp. ("Master") three promissory notes aggregating $37,500. The promissory notes each bear interest at a rate of 8.25% per annum and were due and payable in April 2000. These notes were paid prior to September 30, 2000. Mr. Farkas was a beneficial owner of Master's common stock.

      Between November 1999 and May 2000, the Company issued to Ostonian Securities Limited ("Ostonian") five promissory notes aggregating $133,000. The promissory notes bear interest at rates of between 8% to 10% per annum and were due and payable on dates ranging from January 2000 through May 2000. Atlas Equity Group, Inc. acts as an advisor and consultant to Ostonian.

      During February 2000, the Company issued to Mr. Farkas a series of promissory notes aggregating $57,500. The promissory notes each bear interest at a rate of 8.25% per annum and were due and payable on dates ranging from February 2000 through March 2000. These notes were paid prior to September 30, 2000.

      In June 2000, the Company issued to Donald Engel, a beneficial owner of the Company's common stock, a warrant to purchase 4,000,000 shares of its common stock, in consideration for services rendered.

      In July 2000, the Company issued to Libra Finance S.A. ("Libra"), a beneficial owner of the Company's common stock, warrants to purchase 750,000 shares and 500,000 shares of the Company's common stock as finders fee in connection with identifying certain investors in the Company.

      In July 2000, the Company also issued to Libra warrants to purchase 4,000,000 shares and 2,000,000 shares of the Company's common stock, respectively, as finders fees in connection with the execution of an equity line of credit agreement.

9.    RELATED PARTY TRANSACTIONS

      The following additional related party transactions occurred through September 30, 2000:

      o In connection with the WH Acquisition, Atlas earned a $250,000 consulting services fee. Such fee has been accrued and is included in the accompanying financial statements.

      o During the periods ended September 30, 2000 and December 31, 1999, Atlas charged the Company $4,419 and $9,067, respectively, for office rent and administrative services.

      o During the period ended December 31, 1999, M&E Capital, a company owned by two of the Company's stockholders, charged the Company $8,000 for office rent and administrative services. During the period ended September 30, 2000, the Company purchased office equipment and furnishings from M&E Capital in the aggregate amount of $25,666.

      o Prior to September 30, 2000, the Company entered into a contractual relationship with Hipstyle.com, Inc. ("Hipstyle"), a company that is owned in majority by Atlas, to build a web site. During the period ended September 30, 2000, Hipstyle paid the Company $54,293, in full satisfaction of its outstanding invoice on account of the transaction.

10.   INCOME TAXES

      In accordance with SFAS No. 109 the Company has computed the components of deferred income taxes as follows:

                                                            September 30,      December 31,
                                                                2000               1999
                                                             (Unaudited)
Defered tax assets - net operating loss carryforwards        $ 1,281,626        $ 365,020
Valuation allowance                                           (1,281,626)        (365,020)
                                                             ------------        ---------
Deferred tax asset, net                                      $         -         $      -
                                                             ============       ==========

      At September 30, 2000 and December 31, 1999, a valuation allowance was provided as realization of the deferred tax benefit is not more likely than not.

      The effective tax rate varies from the U.S. Federal statutory tax rate for both the periods ended September 30, 2000 and December 31, 1999, principally due to the following:

         U.S. statutory tax rate                           34%
         State and local taxes                             12
         Valuation allowance                              (46)
                                                --------------

         Effective rate                                     -%
                                                ==============

11.   LEASING ARRANGEMENTS

      The Company entered into an operating lease for office space which commenced in July 2000 and expires in March 2010. In addition to the fixed annual rent and electric charges, the lease provides for annual escalations based on increases in real estate taxes, utilities, and operating expenses.

      The following is a schedule of minimum future rental expense under the noncancellable operating lease for office space:

         YEAR ENDING
         December 31,

         2000                                            $ 91,646
         2001                                             366,581
         2002                                             366,581
         2003                                             366,581
         2004                                             366,581
         Thereafter                                     1,924,550
                                                        ----------
         Total minimum future rentals                   $3,482,520
                                                        ==========

      In addition, the Company leases certain computer hardware under capital lease arrangements. Minimum future lease payments under capital leases are as follows:

      YEAR ENDING
      December 31,

      2000                                  $  3,874
      2001                                    20,460
      2002                                    20,281
      2003                                     3,119
                                            --------

      Total minimum lease payments            47,734
      Less amounts representing interest       9,318
                                            --------

      Present value of net minimum lease    $ 38,416
                                            ========

12.   DEBT FINANCING

      FINANCING - In July 2000, the Company entered into subscription agreements with several accredited investors pursuant to which the Company issued at the closing, $1,250,000 in 8%, two-year convertible notes. The notes are convertible at any time into common stock of the Company at a per share price determined at the time of conversion, equal to the lower of: (i) eighty percent of the average of the lowest closing bid prices for the common stock on the OTC Pink Sheets for the three trading days prior to but not including July 3, 2000 (this figure was $.5867), or (ii) 75% of the average of the three lowest closing bid prices for the common stock for the thirty trading days preceding the conversion date. Since the fair value of the common stock into which the notes are convertible on their date of issuance exceeds the fair value of the notes, a beneficial conversion feature exists. The intrinsic value of this beneficial conversion feature is $544,425, which has been recorded as interest expense on the date that the convertible notes were issued.

      In addition, the holders of the notes received warrants to purchase 3,750,000 shares of common stock at $.75 per share. The Company recorded warrants of $705,575, which represents an allocation of face value of the notes based on the relative fair values of the warrants and the notes. During the period ended September 30, 2000, $88,197 of the note discount which arose from such allocation has been amortized to interest expense.

      Warrants to purchase 2,500,000 shares of common stock at $0.65 per share were granted as a finders fee relating to the notes. The fair value of these warrants on their grant date was determined to be $1,080,000. This amount is being amortized over the two-year life of the notes. During the period ended September 30, 2000, the Company recorded interest expense of $135,000 relating to this amortization.

      Under the subscription agreements referred to in the preceding paragraph, the Company, subject to the satisfaction of certain conditions, has the option to obtain additional investments in convertible notes totaling $2,250,000. The conditions for these additional investments include various minimum price and trading volume requirements and the requirements that the Company be a reporting company under the Securities Exchange Act of 1934, its shares be registered on the OTC Bulletin Board or other principal market, and the effectiveness of a resale registration statement (the "Registration Statement") filed under the Securities Act of 1933.

      Under a Private Equity Line of Credit Agreement entered into on July 3, 2000 (the "Equity Line"), the Company may from time to time, for two years after the Registration Statement has become effective and subject to various other conditions, cause an investor to purchase common stock of the Company at 88% of market prices over a 14-day forward looking period. The amount which can be raised at any one occasion varies depending on the then current market price and trading volume. This Equity Line could produce up to an additional $12,200,000 in financing. The Company has agreed to pay 12% in finder's fees for amounts received in this financing.

      In connection with the above financing, the Company also issued warrants to acquire 4,000,000 shares of common stock at $1.00 per share and 2,000,000 shares of common stock at $1.25 per share. These warrants have an aggregate fair value at date of grant of $1,980,000 and have been recorded on the balance sheet as deferred financing fees.

      The warrants above have been valued by utilizing the Black - Scholes pricing model with a volatility of 80%, discount rate of 6%, a dividend yield of 0% and an expected life of two years.

      The Company has agreed to a timetable to cause the Registration Statement to be declared effective under the Securities Act of 1933. Failure to meet such timetable will subject the Company to a penalty equal to 2% per month of the $1,500,000 principal amount of the notes outstanding or $30,000 per month.

13.      SUBSEQUENT EVENTS

      As discussed in Note 12, the Company, subject to satisfying certain conditions, had the option to obtain additional investments in convertible notes. On November 2, 2000 the investors subscribed to $250,000 in convertible notes and waived the Company's obligation to satisfy the specified conditions until April 30, 2001. In connection with the issuance of the convertible notes, the Company (1) incurred $30,000 in direct expenses, (2) agreed to lower the exercise price of 1,250,000 warrants previously issued to $0.50 per share from amounts ranging from $0.65 and $0.75 per share and (3) issued as a finder's fee warrants to purchase 2,500,000 shares of common stock at $0.29 per share.

      On February 2, 2001, the Company reached an agreement with its' landlord to cancel its lease. In connection with the lease cancellation the landlord returned the security deposit of $244,388 and reimbursed the Company for improvements to the premises totaling $100,000.

      On February 2, 2001, the Company entered into a 5-year sublease agreement with Atlas Capital Services, LLC, a company owned by the Company's Chairman and CEO. Monthly rental payments of $ 9,622 are due under the sublease agreement. Furthermore, the sublease agreement provides for a cancellation option on each anniversary date provided that six months notice is given.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

         Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         Article Eighth of the registrant's Certificate of Incorporation provides that the registrant shall indemnify any and all persons whom it shall have power to indemnify to the fullest extent permitted by the DGCL. Article VI of the registrant's by-laws provides that the registrant shall indemnify authorized representatives of the registrant to the fullest extent permitted by the DGCL. The registrant's by-laws also permit the registrant to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not the registrant would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

         The registrant maintains a directors and officers liability insurance policy with Lloyd's of London. The policy insures the directors and officers of the registrant against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
   Commission registration fee                              $    7,155
Legal fees and expenses (1)                                 $  100,000
Accounting fees and expenses (1)                            $   90,000
Miscellaneous (1)                                           $    3,000
                                                            ----------
Total (1)                                                   $  200,155

The registrant paid Lloyd's of London $15,000 as a premium for its directors and officers insurance policy.

-------------------------------
(1) Estimated.

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES.

         On December 9, 1997, we issued 833,334 shares of common stock to an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On March 10, 1998, we issued 220,000 shares of common stock to an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On March 10, 1998, we issued 20,000 shares of common stock to an accredited investor. Our shares were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended and Section 4(2) of the Securities Act.

         On March 10, 1998, we issued 25,000 shares of common stock to an individual in connection with services rendered. Our shares were issued in reliance on the exemption from registration provided in Section 4(2) of the Securities Act.

         On March 10, 1998 we issued 153,200 shares of common stock to an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On March 10, 1998, we issued 40,000 shares of common stock to an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On March 10, 1998, we issued 40,000 shares of common stock to an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On March 10, 1998, June 23, 1999, we issued 176,687 and 333,333 shares of common stock, respectively, to an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On May 18, 1998, we issued 10,000 shares of common stock to an accredited investor. Our shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

         On June 23, 1999 we issued 1,000,000 shares of common stock to an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On June 23, 1999, we issued 225,295 shares of common stock to an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On June 23, 1999, we issued 204,569 shares of common stock to an accredited investor in reliance on the exemption from registration provided Rule 506 of Regulation D and by Section 4(2) of the Securities Act.

         On June 23, 1999 we issued 666,666 shares of common stock to an accredited investor in reliance upon the exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On June 23, 1999, we issued 500,000 shares of common stock to an accredited investor, in reliance upon the exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On June 23, 1999, we issued 500,000 shares of common stock to an accredited investor, in reliance upon the exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On June 23, 1999, we issued 500,000 shares of common stock to an accredited investor, in reliance upon the exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On July 9, 1999, we issued to certain stockholders of WealthHound, Inc., 60,000,000 shares of our common stock in exchange for 5,000,000 outstanding shares of WealthHound, Inc. Our shares were issued in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act.

         On November 17, 1999, we issued 10,000 shares of our common stock to a consultant -in connection with services provided. Our shares were issued in reliance on the exemption from registration provided by Rule 701 of the Securities Act.

         On February 23, 2000, we issued 320,000 shares of our common stock to an accredited investor for a total purchase price of $400,000. Our shares were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On May 15, 2000, we issued a 10% promissory note in the principal amount of $50,000 and a warrant to purchase 100,000 shares of our common stock to an accredited investor in connection with a $50,000 loan. The note is due on November 15, 2000 but was paid on July 6, 2000. The warrant is exercisable for one year, at an exercise price of $.50 per share. The note and warrant were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On May 18, 2000, we issued 8,334, 8,333, and 8,333 shares of common stock to three individuals, each an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On May 26, 2000, we issued 300,000 shares of our common stock and two warrants to each purchase 100,000 shares of our common stock to an accredited investor for a total purchase price of $100,000. The warrants are exercisable for a period of one and two years, respectively, with exercise prices of $.95 per share, and $2.00 per share, respectively. The common stock and warrants were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On June 7, 2000, we issued 100,000 shares of our common stock and two warrants to each purchase 33,333 shares of our common stock, to an accredited investor, for a total purchase price of $33,333.33. The warrants are exercisable for a period of one and two years, respectively, with exercise prices of $.95 per share, and $2.00 per share, respectively. The common stock and warrants were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On June 8, 2000, we issued a warrant to purchase 4,000,000 shares of our common stock to an accredited investor, in connection with consulting services provided. The warrant is exercisable for a period of five years at an exercise price of $1.00 per share. The warrant was issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On June 14, 2000, we issued a 10% promissory note in the principal amount of $40,000 and a warrant to purchase 80,000 shares of our common stock to an accredited investor, in connection with a $40,000 loan. The note is due on December 14, 2000. The warrant is exercisable for a period of one year at an exercise price of $.50 per share. The note and the warrant were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On June 27, 2000, we issued 10,000 shares of our common stock to an limited liability company for services provided. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On June 27, 2000, we issued 1,000 shares of our common stock to a corporation for services provided. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On June 27, 2000 we issued 5,000 shares of our common stock to an individual for services provided. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On July 3, 2000, we entered into subscription agreements with several accredited investors pursuant to which we sold 8% convertible notes in the aggregate amount of $1,250,000 and warrants to purchase an aggregate of 6,250,000 shares of our common stock. The notes have a term of two years and are convertible into common stock according to a formula set forth in the subscription agreements. The warrants are exercisable for four years. Warrants to purchase 2,500,000 of our common stock are exercisable at $.65 per share and warrants to purchase 3,750,000 shares of our common stock are exercisable at $.75 per share. Under the terms of the subscription agreements, we have the option, subject to certain conditions, to require the investors to purchase additional convertible notes totaling $2,250,000. The notes and warrants were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On July 3, 2000, we entered into a private equity line of credit agreement with an accredited investor pursuant to which we issued warrants to an accredited investor, to purchase 6,000,000 shares of our common stock to a finder as a finder's fee. The warrants are exercisable for four years. Warrants to purchase 4,000,000 shares of our common stock are exercisable at $1.00 per share and warrants to purchase 2,000,000 shares of our common stock are exercisable at $1.25 per share. Pursuant to the agreement, for two year after the effective date of this registration statement and subject to certain conditions, we can require the investor to purchase our common stock, at a purchase price set forth in the credit line agreement, for an aggregate purchase price of $12,200,000.

         On October 17, 2000, and October 18, 2000, we issued 100,000 and 180,000 shares, respectively to an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On November 2, 2000, pursuant to the terms of the subscription agreement, we requested that the accredited investors purchase additional convertible notes from us for $250,000. In addition, we lowered the exercise price on previously issued warrants to purchase 1,250,000 shares of our common stock to $0.50 per share. Finally, pursuant to the terms of the private equity line of credit agreement, we issued warrants to an accredited investor, to purchase 2,500,000 shares of our common stock at an exercise price of $0.29 per share and a term of four years to a finder as a finder's fee.

ITEM 27.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits:
         The following exhibits are filed as part of this registration statement:

-------------------- -------------------------------------------------------------------------------------------------
      Exhibit                                                  Description
-------------------- -------------------------------------------------------------------------------------------------
      2.1 (1)        Stock Purchase and Share Exchange by and among Bridgeport Communications, Inc. and WealthHound,
                     Inc., effective as of July 9, 1999
-------------------- -------------------------------------------------------------------------------------------------
      2.2 (1)        Agreement and Plan of Merger by and between WealthHound.com, Inc., a Florida corporation and
                     WealthHound.com, Inc., a Delaware corporation, dated as of September 20, 2000
-------------------- -------------------------------------------------------------------------------------------------
      2.3 (1)        Certificate of Ownership and Merger of WealthHound.com, Inc. (a Florida corporation) into
                     WealthHound.com, Inc. (a Delaware corporation), effective as of October 20, 2000
-------------------- -------------------------------------------------------------------------------------------------
      2.4 (1)        Articles of Merger of WealthHound.com, Inc., a Florida corporation and WealthHound.com, Inc., a
                     Delaware corporation effective as of October 20, 2000
-------------------- -------------------------------------------------------------------------------------------------
      2.5 (1)        Merger Agreement by and among WealthHound.com, Inc. and WealthHound Securities, Inc., on the
                     one hand, and WAP, Inc. and Wolf A. Popper, on the other hand, dated as of August 29, 2000
-------------------- -------------------------------------------------------------------------------------------------
      3.1 (1)        Certificate of Incorporation of WealthHound.com, Inc.
-------------------- -------------------------------------------------------------------------------------------------
      3.2 (1)        Certificate of Amendment of the Certificate of Incorporation of WealthHound.com, Inc.
-------------------- -------------------------------------------------------------------------------------------------
      3.3 (1)        By-laws of WealthHound.com, Inc.
-------------------- -------------------------------------------------------------------------------------------------
      4.1 (1)        Specimen Certificate of the Company's common stock
-------------------- -------------------------------------------------------------------------------------------------
      5.1 (2)        Opinion of Parker Chapin LLP
-------------------- -------------------------------------------------------------------------------------------------
     10.1 (1)        2000 Stock Option Plan, as amended July 18, 2000
-------------------- -------------------------------------------------------------------------------------------------

-------------------- -------------------------------------------------------------------------------------------------
      Exhibit                                                  Description
-------------------- -------------------------------------------------------------------------------------------------
     10.2 (1)        Form of Stock Option Agreement
-------------------- -------------------------------------------------------------------------------------------------
     10.3 (1)        Form of  Subscription Agreement
-------------------- -------------------------------------------------------------------------------------------------
     10.4 (1)        Form of  8% Convertible Note
-------------------- -------------------------------------------------------------------------------------------------
     10.5 (1)        Form of Stock Purchase Warrant
-------------------- -------------------------------------------------------------------------------------------------
     10.6 (1)        Private Equity Line of Credit Agreement by and among certain investors and WealthHound, dated as of July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.7 (1)        Form of  Equity Line Stock Purchase Warrant
-------------------- -------------------------------------------------------------------------------------------------
     10.8 (1)        Registration Rights Agreement among WealthHound and certain investors, dated as of July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.9 (1)        Common Stock Purchase Warrant
-------------------- -------------------------------------------------------------------------------------------------
     10.10 (1)       Form of Convertible Note
-------------------- -------------------------------------------------------------------------------------------------
     10.11 (1)       Warrant Modification Agreement
-------------------- -------------------------------------------------------------------------------------------------
     10.12 (1)       Warrant Modification Agreement (Equity Line)
-------------------- -------------------------------------------------------------------------------------------------
     10.13 (1)       Purchaser Agreement
-------------------- -------------------------------------------------------------------------------------------------
     10.14 (1)       Services Agreement between WealthHound.com, Inc. and RichMark Capital Corporation, dated as of
                     September 1, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.15 (1)       Web Site Linking and Data Services Agreement between News Alert, Inc. and WealthHound.com, dated as of August 1, 1999
-------------------- -------------------------------------------------------------------------------------------------
     10.16 (1)       Lease between Braun Management, Inc. and WealthHound, Inc., dated December 28, 1999, relating to 11 Broadway, New York, New York
-------------------- -------------------------------------------------------------------------------------------------
     10.17 (2)       Sublease between Atlas Capital Services LLC and WealthHound, Inc., dated January 30, 2001
-------------------- -------------------------------------------------------------------------------------------------
     10.18 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Atlas Equity Group, Inc., dated June 14, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.19 (2)       Class A Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Donald Engel, dated
                     June 8, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.20 (2)(4)    Co-Branding/Marketing Agreement between Mortgageit, Inc. and WealthHound.com, Inc., dated
                     August, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.21 (2)       Linking Agreement between Quotesmith.com, Inc. and WealthHound.com, Inc., dated October 19, 1999
-------------------- -------------------------------------------------------------------------------------------------
     10.22 (2)       Net Exchange Services Agreement between Wealth Hound, Inc. and Net Exchange, Inc., dated as of
                     May 23, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.23 (2)       Form of Master Agreement for advertising and commission engagements entered into via The
                     LinkShare Network
-------------------- -------------------------------------------------------------------------------------------------

-------------------- -------------------------------------------------------------------------------------------------
      Exhibit                                                  Description
-------------------- -------------------------------------------------------------------------------------------------
     10.24 (2)       8% Convertible Note issued by WealthHound.com, Inc. to Celeste Trust Reg., dated July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.25 (2)       8% Convertible Note issued by WealthHound.com, Inc. to Esquire Trade & Finance Inc., dated July
                     3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.26 (2)       8% Convertible Note issued by WealthHound.com, Inc. to Amro International, S.A., dated July 3,
                     2000
-------------------- -------------------------------------------------------------------------------------------------
     10.27 (2)       8% Convertible Note issued by WealthHound.com, Inc. to Keshet L.P., dated July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.28 (2)       8% Convertible Note issued by WealthHound.com, Inc. to The Keshet Fund L.P., dated July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.29 (2)       8% Convertible Note issued by WealthHound.com, Inc. to Nesher Ltd., dated July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.30 (2)       8% Convertible Note issued by WealthHound.com, Inc. to Talbiya B. Investments Ltd., dated July
                     3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.31 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Celeste Trust Reg., dated July
                     3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.32 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Esquire Trade & Finance Inc.,
                     dated July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.33 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Alon Enterprises Ltd., dated
                     July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.34 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Amro International S.A., dated
                     July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.35 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Libra Finance S.A., dated July
                     3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.36 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Celeste Trust Reg., dated July
                     3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.37 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Esquire Trade & Finance Inc.,
                     dated July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.38 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Alon Enterprises Ltd., dated
                     July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.39 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Amro International S.A., dated
                     July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.40 (2)       Common Stock Purchase Warrant issued by WealthHound.com to Libra Finance S.A., dated July 3,
                     2000
-------------------- -------------------------------------------------------------------------------------------------
     10.41 (2)       Common Stock Purchase Warrant (Equity Line) issued by WealthHound.com, Inc. to Libra Finance
                     S.A., dated July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.42 (2)       Common Stock Purchase Warrant (Equity Line) issued by WealthHound.com,
-------------------- -------------------------------------------------------------------------------------------------

-------------------- -------------------------------------------------------------------------------------------------
      Exhibit                                                  Description
-------------------- -------------------------------------------------------------------------------------------------
                     Inc. to Libra Finance S.A., dated July 3, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.43 (2)       Employment Agreement between WealthHound, Inc., WealthHound.com, Inc. and Shimon S. Fishman,
                     dated December, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.44 (2)       Promissory Note issued by WealthHound.com, Inc. to Atlas Equity Group, dated June 14, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.45 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated May 16, 2000
-------------------- -------------------------------------------------------------------------------------------------
     10.46 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated February 14,
                     2000
-------------------- -------------------------------------------------------------------------------------------------
     10.47 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated December 7,
                     1999
-------------------- -------------------------------------------------------------------------------------------------
     10.48 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated November 4,
                     1999
-------------------- -------------------------------------------------------------------------------------------------
     10.49 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated November 29,
                     1999
-------------------- -------------------------------------------------------------------------------------------------
     10.50 (2)       Promissory Note issued by WealthHound, Inc. to Master Communications Corp., dated October 15,
                     1999
-------------------- -------------------------------------------------------------------------------------------------
     10.51 (2)       Promissory Note issued by WealthHound, Inc. to Master Communications Corp., dated October 8,
                     1999
-------------------- -------------------------------------------------------------------------------------------------
     10.52 (2)       Promissory Note issued by WealthHound, Inc. to Master Communications Corp., dated October 15,
                     1999
-------------------- -------------------------------------------------------------------------------------------------
     10.53 (2)       Promissory Note issued by WealthHound, Inc. to Atlas Equity Group, Inc., dated July 21, 1999
-------------------- -------------------------------------------------------------------------------------------------
     10.54 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated December 27,
                     2000
-------------------- -------------------------------------------------------------------------------------------------
     10.55 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated October 26,
                     2000
-------------------- -------------------------------------------------------------------------------------------------
     10.56 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated November 14,
                     2000
-------------------- -------------------------------------------------------------------------------------------------
     21.1 (2)        Subsidiaries of the Company
-------------------- -------------------------------------------------------------------------------------------------
     23.1 (2)        Consent of Deloitte & Touche LLP
-------------------- -------------------------------------------------------------------------------------------------
     23.2 (2)        Consent of Parker Chapin LLP (included in Exhibit 5.1)
-------------------- -------------------------------------------------------------------------------------------------
     24.1 (3)        Power of Attorney
-------------------- -------------------------------------------------------------------------------------------------
     27.1 (2)        Financial Data Schedule
-------------------- -------------------------------------------------------------------------------------------------

---------------------

(1) Included as an exhibit to Amendment No. 1 to the Registration Statement as Form 10-SB, File No. 000-31939.
(2)      Filed herewith.
(3) Included as an exhibit with the original filing of this registration statement, and incorporated herein by reference.
(4) Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been separately filed with the Commission.

ITEM 28. UNDERTAKINGS.

(A)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and
                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)      Undertaking Required by Regulation S-B, Item 512(e).
         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C)      Undertaking Required by Regulation S-B, Item 512(f)
         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of February 2001.

                            WealthHound.com, Inc.



                            By: /s/ Michael D. Farkas
                               -------------------------------------------------
                               Michael D. Farkas
                               Chairman of the Board and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                                  Date
         ---------                                 -----                                  ----

/s/ Michael D. Farkas                     Chairman of the Board,                        February 12, 2001
---------------------------------------   Chief Executive Officer
    Michael D. Farkas                     and Director


                        *                 President, Chief Financial Officer            February 12, 2001
---------------------------------------   and Director
    Seth S. Fishman


                        *                 General Counsel and Director                  February 12, 2001
---------------------------------------
    Robert A. Schechter


* By: /s/ Michael D. Farkas
      ------------------------------------
         Michael D. Farkas
         Attorney-in-fact

                                  EXHIBIT INDEX
                                  -------------

      Number                                    Description of Exhibit
      ------                                    ----------------------

      2.1 (1)        Stock Purchase and Share Exchange by and among Bridgeport Communications, Inc. and WealthHound,
                     Inc., effective as of July 9, 1999
      2.2 (1)        Agreement and Plan of Merger by and between WealthHound.com, Inc., a Florida corporation and
                     WealthHound.com, Inc., a Delaware corporation, dated as of September 20, 2000
      2.3 (1)        Certificate of Ownership and Merger of WealthHound.com, Inc. (a Florida corporation) into
                     WealthHound.com, Inc. (a Delaware corporation), effective as of October 20, 2000
      2.4 (1)        Articles of Merger of WealthHound.com, Inc., a Florida corporation and WealthHound.com, Inc., a
                     Delaware corporation effective as of October 20, 2000
      2.5 (1)        Merger Agreement by and among WealthHound.com, Inc. and WealthHound Securities, Inc., on the
                     one hand, and WAP, Inc. and Wolf A. Popper, on the other hand, dated as of August 29, 2000
      3.1 (1)        Certificate of Incorporation of WealthHound.com, Inc.
      3.2 (1)        Certificate of Amendment of the Certificate of Incorporation of WealthHound.com, Inc.
      3.3 (1)        By-laws of WealthHound.com, Inc.
      4.1 (1)        Specimen Certificate of the Company's common stock
      5.1 (2)        Opinion of Parker Chapin LLP
     10.1 (1)        2000 Stock Option Plan, as amended July 18, 2000
     10.2 (1)        Form of Stock Option Agreement
     10.3 (1)        Form of  Subscription Agreement
     10.4 (1)        Form of  8% Convertible Note
     10.5 (1)        Form of Stock Purchase Warrant
     10.6 (1)        Private Equity Line of Credit Agreement by and among certain investors and WealthHound, dated as of July 3, 2000
     10.7 (1)        Form of  Equity Line Stock Purchase Warrant
     10.8 (1)        Registration Rights Agreement among WealthHound and certain investors, dated as of July 3, 2000
     10.9 (1)        Common Stock Purchase Warrant
     10.10 (1)       Form of Convertible Note


     10.11 (1)       Warrant Modification Agreement
     10.12 (1)       Warrant Modification Agreement (Equity Line)
     10.13 (1)       Purchaser Agreement
     10.14 (1)       Services Agreement between WealthHound.com, Inc. and RichMark Capital Corporation, dated as of
                     September 1, 2000
     10.15 (1)       Web Site Linking and Data Services Agreement between News Alert, Inc. and WealthHound.com, dated as of August 1, 1999
     10.16 (1)       Lease between Braun Management, Inc. and WealthHound, Inc., dated December 28, 1999, relating to 11 Broadway, New York, New York
     10.17 (2)       Sublease between Atlas Capital Services LLC and WealthHound, Inc., dated January 30, 2001
     10.18 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Atlas Equity Group, Inc., dated June 14, 2000
     10.19 (2)       Class A Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Donald Engel, dated
                     June 8, 2000
     10.20 (2)       Co-Branding/Marketing Agreement between Mortgageit, Inc. and WealthHound.com, Inc., dated
                     August, 2000 (*)
     10.21 (2)       Linking Agreement between Quotesmith.com, Inc. and WealthHound.com, Inc., dated October 19, 1999
     10.22 (2)       Net Exchange Services Agreement between Wealth Hound, Inc. and Net Exchange, Inc., dated as of
                     May 23, 2000
     10.23 (2)       Form of Master Agreement for advertising and commission engagements entered into via The
                     LinkShare Network
     10.24 (2)       8% Convertible Note issued by WealthHound.com, Inc. to Celeste Trust Reg., dated July 3, 2000
     10.25 (2)       8% Convertible Note issued by WealthHound.com, Inc. to Esquire Trade & Finance Inc., dated July
                     3, 2000
     10.26 (2)       8% Convertible Note issued by WealthHound.com, Inc. to Amro International, S.A., dated July 3,
                     2000
     10.27 (2)       8% Convertible Note issued by WealthHound.com, Inc. to Keshet L.P., dated July 3, 2000
     10.28 (2)       8% Convertible Note issued by WealthHound.com, Inc. to The Keshet Fund L.P., dated July 3, 2000
     10.29 (2)       8% Convertible Note issued by WealthHound.com, Inc. to Nesher Ltd., dated July 3, 2000
     10.30 (2)       8% Convertible Note issued by WealthHound.com, Inc. to Talbiya B. Investments Ltd., dated July
                     3, 2000


     10.31 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Celeste Trust Reg., dated July
                     3, 2000
     10.32 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Esquire Trade & Finance Inc.,
                     dated July 3, 2000
     10.33 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Alon Enterprises Ltd., dated
                     July 3, 2000
     10.34 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Amro International S.A., dated
                     July 3, 2000
     10.35 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Libra Finance S.A., dated July
                     3, 2000
     10.36 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Celeste Trust Reg., dated July
                     3, 2000
     10.37 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Esquire Trade & Finance Inc.,
                     dated July 3, 2000
     10.38 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Alon Enterprises Ltd., dated
                     July 3, 2000
     10.39 (2)       Common Stock Purchase Warrant issued by WealthHound.com, Inc. to Amro International S.A., dated
                     July 3, 2000
     10.40 (2)       Common Stock Purchase Warrant issued by WealthHound.com to Libra Finance S.A., dated July 3,
                     2000
     10.41 (2)       Common Stock Purchase Warrant (Equity Line) issued by WealthHound.com, Inc. to Libra Finance
                     S.A., dated July 3, 2000
     10.42 (2)       Common Stock Purchase Warrant (Equity Line) issued by WealthHound.com, Inc. to Libra Finance
                     S.A., dated July 3, 2000
     10.43 (2)       Employment Agreement between WealthHound, Inc., WealthHound.com, Inc. and Shimon S. Fishman,
                     dated December, 2000
     10.44 (2)       Promissory Note issued by WealthHound.com, Inc. to Atlas Equity Group, dated June 14, 2000
     10.45 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated May 16, 2000
     10.46 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated February 14,
                     2000
     10.47 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated December 7,
                     1999
     10.48 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated November 4,
                     1999
     10.49 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited,

                     dated November 29, 1999
     10.50 (2)       Promissory Note issued by WealthHound, Inc. to Master Communications Corp., dated October 15,
                     1999
     10.51 (2)       Promissory Note issued by WealthHound, Inc. to Master Communications Corp., dated October 8,
                     1999
     10.52 (2)       Promissory Note issued by WealthHound, Inc. to Master Communications Corp., dated October 15,
                     1999
     10.53 (2)       Promissory Note issued by WealthHound, Inc. to Atlas Equity Group, Inc., dated July 21, 1999
     10.54 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated December 27,
                     2000
     10.55 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated October 26,
                     2000
     10.56 (2)       Promissory Note issued by WealthHound, Inc. to Ostonian Securities Limited, dated November 14,
                     2000
     21.1 (2)        Subsidiaries of the Company
     23.1 (2)        Consent of Deloitte & Touche LLP
     23.2 (2)        Consent of Parker Chapin LLP (included in Exhibit 5.1)
     24.1 (3)        Power of Attorney
     27.1 (1)        Financial Data Schedule

---------------------
(1) Included as an exhibit to Amendment No. 1 to the registration statement as Form 10-SB, File No. 000-31939.
(2)      Filed herewith.
(3) Included as an exhibit with the original filing of this registration statement, and incorporated herein by reference.
(4) Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been separately filed with the Commission.